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                                                                    EXHIBIT 10.1


                                STERICYCLE, INC.

             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT



    This Agreement is entered into as of August 13, 1999 by Stericycle, Inc., a Delaware corporation (the "Company"), and the Persons whose names are set forth on the attached Schedule I (collectively, the "Investors").

    The Parties agree as follows:

    Certain capitalized terms used in this Agreement are defined in Schedule A; unless otherwise specified, references to a "Schedule" or an "Exhibit" are to a Schedule or an Exhibit attached to this Agreement.

    1. PURCHASE AND SALE OF SHARES

    1A. TRANSACTION.

    Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to the Investors, and the Investors agree to purchase from the Company, 75,000 shares of the Company's Series A Convertible Preferred Stock (the "Shares") for a purchase price of $1,000 per Share, or a total purchase price of $75,000,000, with each Investor purchasing the number of Shares set forth opposite its name on the attached Schedule I.

    1B. CLOSING.

    (a) Subject to Section 2, the purchase, sale and delivery of the Shares ("Closing") shall take place at the same location as and concurrently with the closing of the Company's purchase from Allied Waste Industries, Inc. ("Allied"), following completion of Allied's acquisition of Browning-Ferris Industries, Inc. ("BFI"), of the BFI Medical Waste Business (as "BFI Medical Waste Business" is defined later in this Section 1B(a)) (the "BFI Transaction"), pursuant to the terms of the Stock Purchase Agreement and the Asset Purchase Agreement, each dated April 14, 1999, between Allied and the Company (respectively, the "Stock Purchase Agreement" and the "Asset Purchase Agreement," and both of which together, the "Allied Agreements"). Under the Stock Purchase Agreement, the Company will acquire all of the issued and outstanding stock of BFI Medical Waste, Inc., a Delaware corporation, to which the BFI Medical Waste Operations will have been transferred prior to Closing (as "BFI Medical Waste Operations" is defined in the Stock Purchase Agreement); and under the Asset Purchase Agreement, the Company will acquire all of the Canadian Medical Waste Assets (as "Canadian Medical Waste Assets" is defined in the Asset Purchase Agreement). As used in this Agreement, the "BFI Medical Waste Business" means the BFI Medical Waste Operations and the Canadian Medical Waste Assets.

    (b) At Closing, the Company shall deliver to each Investor a certificate or certificates representing the Shares that the Investor has purchased on the records of the Company's stock registrar and transfer agent. The Company shall deliver the Shares against the Investor's payment to the Company of immediately available funds in the amount of the purchase price by wire transfer for the Company's account (or on its behalf) to one or more bank accounts that the Company designated prior to Closing.

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    2. CONDITIONS TO CLOSING

    2A. INVESTORS' CONDITIONS. The Investors' obligation to purchase and pay for the Shares at Closing is subject to the fulfillment or written waiver by the Investors prior to or at Closing of the following conditions:

    (a) CLOSING OF BFI TRANSACTION. The Company and Allied shall have closed the BFI Transaction (or are concurrently closing the BFI Transaction) in accordance with the terms of the Allied Agreements, as either of both of the Allied Agreements may be amended after the date of this Agreement (provided that, in the case of any amendment that materially changes the benefits to or financial or other obligations of the Company, the Investors have given the Company the Investors' written approval of the amendment), and the conditions to the obligation of the Company to close the BFI Transaction shall have been satisfied in full (without any waiver by the Company).

    (b) FINANCING. The Company shall have obtained (i) between $370,000,000 and $380,000,000 in debt financing, at a Weighted Average Cost of Debt not exceeding 11.00% per annum, consisting of (A) amounts drawn under a senior credit facility (the "Senior Credit Facility") comprised of a Term A facility and a Term B facility and (B) the proceeds of an offering of 10-year senior subordinated notes (the "Subordinated Notes") and (ii) a $50,000,000 revolving credit facility under the Senior Credit Facility (which is undrawn at Closing), on terms, in the case of the Senior Credit Facility, reasonably consistent with the terms described in the draft "Summary of the Terms of the Credit Facilities" (bearing the following header on each page: 17598 v5 (NYDOCS) 07/30/99) and on terms, in the case of the Subordinated Notes, reasonably consistent with the terms described in the Latham & Watkins draft dated July 16, 1999 (bearing the following footer on each page: NY_DOCS\356862 [W97]), and in each case having specific terms no less favorable to the Company than the terms set forth on
Schedule 2A(b); and the Company and its Subsidiaries shall have no other indebtedness for borrowed money as of the date of Closing (other than indebtedness for borrowed money of 3CI Complete Compliance Corporation and Med-Tech Environmental Ltd.)

    (c) BFI GOPDA. The Financial Statements shall have disclosed that Annualized GOPDA was $75,510,960 or more, or if less than $75,510,960, the Purchase Price shall have been adjusted downwards in accordance with terms of the Stock Purchase Agreement (as "Financial Statements," "Annualized GOPDA" and "Purchase Price" are defined in the Stock Purchase Agreement).

    (d) COMPANY HSR CLEARANCE. The Company shall have obtained clearance for the BFI Transaction under the Hart-Scott-Rodino Act, and the terms of clearance (including any required or agreed-to divestitures) will not materially and adversely affect the expected results of operations of the Company (and its Subsidiaries) and the BFI Medical Waste Business on a combined basis.

    (e) COMPANY STOCKHOLDER APPROVAL. The Company's stockholders shall have duly approved (the "Stockholder Approval") (i) an amendment to the Company's certificate of incorporation substantially in the form of the First Amendment to Amended and Restated Certificate of Incorporation attached as Exhibit A (the "First Amendment") and (ii) the issuance and sale of the Shares to the Investors as required under the rules of The Nasdaq Stock Market for, among other reasons, the issuance of securities convertible into 20% or more of the shares of the Company's Common Stock outstanding before the issuance (the "20% Issuance").

    (f) CORPORATE FILINGS. The Company shall have filed the First Amendment and a certificate of designation substantially in the form of the Certificate of Designation Relating to Series A Convertible Preferred Stock attached as Exhibit B (the "Certificate of Designation") with the Delaware Secretary of State, and they have been accepted for filing; and neither the First Amendment nor the Certificate


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of Designation shall have been amended, and the Company shall not have adopted or filed any other document affecting the terms, rights or preferences of the Shares.

    (g) REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties in this Agreement shall be true and correct in all material respects, in each case (i) when made and (ii) as of Closing (except where the representation and warranty expressly relates to a specific date or time, other than the date of this Agreement, in which case the representation and warranty need only be true and correct as of the specified date or time, and except that any representation or warranty qualified by materiality shall be true and correct in all respects).

    (h) PERFORMANCE. The Company shall have performed and complied with all of its obligations under this Agreement and the Other Agreements which it is required to perform or comply with prior to or at Closing.

    (i) OFFICER'S CERTIFICATES. The Company shall have delivered to the Investors an Officer's Certificate or Certificates, dated the date of Closing, certifying to (i) the fulfillment of the conditions specified in Sections 2A(a)-(h) and (m)-(o) and (ii) the due adoption of resolutions (copies of which shall be attached to the certificate) authorizing the Company's issuance and sale of the Shares and its execution, delivery and performance of this Agreement.

    (j) OPINION OF COUNSEL. The Company shall have delivered to the Investors an opinion, dated the date of Closing, from the Company's counsel, Johnson and Colmar, in form and substance reasonably acceptable to the Investors and its counsel, to the effect that: (i) the Company is duly organized as a corporation under Delaware Law; (ii) its execution, delivery and performance of this Agreement and the Other Agreements was duly authorized by all corporate action required under its Organizational Documents and Delaware Law; (iii) the officer or officers signing this Agreement and all Closing Documents in its name was duly authorized to do so; and (iv) upon issuance, the Shares will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights; and the shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance, and upon issuance will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights.

    (k) OTHER AGREEMENTS. The Company shall have delivered to the Investors executed counterparts of the following agreements (the "Other Agreements"): (i) a registration rights agreement substantially in the form of the agreement attached as Exhibit C (the "Registration Rights Agreement") and (ii) a corporate governance agreement substantially in the form of the agreement attached as Exhibit D (the "Corporate Governance Agreement").

    (l) INVESTORS HSR CLEARANCE. The Investors shall have obtained any required clearance under the Hart-Scott-Rodino Act to purchase the Shares upon the terms of this Agreement.

    (m) APPOINTMENT OF DIRECTORS. Two representatives of the Investors shall have been appointed or elected to the Company's board of directors, and neither of the Investors' representatives shall have been removed from his directorship.

    (n) AMENDMENT OF COMPANY'S BYLAWS. The Company's bylaws shall have been amended (i) to permit the holders of at least 80% of the Shares to call for a meeting of the Company's stockholders, (ii) to permit any director to call a meeting of the Company's board of directors, (iii) to establish the size of the Company's board at nine directors, subject to adjustment only in accordance with the terms of the Certificate of Designation and the Corporate Governance Agreement, (iv) to require regular meetings of the Company's board of directors to be held at least once during each of the Company's


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fiscal quarters and (v) to provide that no amendment to the preceding provisions of the Company's bylaws shall be effective without the approval of holders of a majority of the outstanding Shares. The Company's bylaws as so amended shall be in full force and effect as of Closing and shall not have been further amended.

    (o) ABSENCE OF MATERIAL ADVERSE CHANGE. Since March 31, 1999, there shall have been no material adverse change in the business, assets, properties, financial condition, operating results, relations with employees, customers or suppliers, or business prospects of the Company and its Subsidiaries, taken as a whole, or of the BFI Medical Waste Business, or on the ability of the Company to perform its obligations under this Agreement and the Other Agreements.

    2B. THE COMPANY'S CONDITIONS. The Company's obligation to issue and sell the Shares to be sold to the Investors at Closing is subject to the fulfillment or written waiver by the Company, prior to or at Closing, of the following conditions:

    (a) CLOSING OF BFI TRANSACTION. The Company and Allied shall have closed the BFI Transaction (or are concurrently closing the BFI Transaction) in accordance with the terms of the Allied Agreements, as either of both of the Allied Agreements may be amended after the date of this Agreement.

    (b) REPRESENTATIONS AND WARRANTIES. The Investors' representations and warranties in this Agreement shall be true and correct in all material respects, in each case (i) when made and (ii) as of Closing (except where the representation and warranty expressly relates to a specific date or time, other than the date of this Agreement, in which case the representation and warranty need only be true and correct as of the specified date or time).

    (c) PERFORMANCE. The Investors shall have performed and complied with all of their obligations under this Agreement which they are required to perform or comply with prior to or at Closing;

    (d) OFFICERS' CERTIFICATES. The Investors shall have delivered to the Company an Officer's Certificate or Certificates, dated the date of Closing, certifying to (i) the fulfillment of the conditions specified in Sections 2B(b)-(c) and (ii) the due adoption of resolutions (copies of which shall be attached to the certificate) authorizing the Investors' purchase of the Shares and their execution, delivery and performance of this Agreement.

    (e) OPINION OF COUNSEL. The Investors shall have delivered to the Company an opinion, dated the date of Closing, from the Investors' counsel, Kirkland & Ellis, in form and substance reasonably acceptable to the Company and its counsel, to the effect that: (i) each United States Investor's execution, delivery and performance of this Agreement and the Other Agreements was duly authorized by the requisite partnership action required under its Organizational Documents and Delaware Law; and (ii) the partner or managing director signing this Agreement and all Closing Documents in its name was duly authorized to do so.

    (f) OTHER AGREEMENTS. The Investors shall have delivered to the Company executed counterparts of each of the Other Agreements.

    (g) INVESTORS HSR CLEARANCE. The Investors shall have obtained any required clearance under the Hart-Scott-Rodino Act to purchase the Shares upon the terms of this Agreement.

    3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY


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    The Company makes the representations and warranties in Sections 3A-3W to the Investors. In this regard:

         (1) to the extent that any representation and warranty relates to or includes a Subsidiary, the representation and warranty shall be considered to relate to or include BFI Medical Waste, Inc. only as of Closing;

         (2) to the extent that any representation and warranty relates to or includes the assets, Liabilities or operations of the BFI Medical Waste Business, the representation and warranty shall be considered to be made only as of Closing; and

         (3) except for the representations and warranties in Sections 3D, 3F and 3P(c), to the extent that any representation and warranty relates to or includes BFI Medical Waste, Inc., or the assets, Liabilities or operations of the BFI Medical Waste Business, the Company makes that representation and warranty only to the Company's Knowledge:

    3A. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which qualification is required by Law, other than those jurisdictions in which the failure to be so qualified or in good standing would not be expected to have a Material Adverse Effect, either individually or in the aggregate. The Company has the corporate power and authority (i) to own or hold under lease the properties that it purports to own or hold under lease and to transact the business that it transacts and proposes to transact except where the failure to have such corporate power or authority would not be expected to have a Material Adverse Effect, either individually or in the aggregate, and
(ii) to execute, deliver and perform this Agreement and the Other Agreements.

    3B. AUTHORIZATION. The Company's execution, delivery and performance of this Agreement and the Other Agreements and its issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company other than Stockholder Approval and filing the First Amendment and the Certificate of Designation with the Delaware Secretary of State (which the Company shall promptly file if and when Stockholder Approval is obtained). This Agreement constitutes, and upon execution and delivery by the Company and the Investors, each of the Other Agreements will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Upon issuance, the Shares will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights; and the shares of Common Stock issuable upon conversion of the Shares have been duly authorized and, as of Closing, will be reserved for issuance, and upon issuance will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights.

    3C. CAPITALIZATION.

    (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 30,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 14,552,417 shares were issued and outstanding as of May 31, 1999. As of Closing, the authorized capital stock of the Company will consist of (i) 30,000,000 shares of Common Stock and (ii) 1,000,000 shares of preferred


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stock, par value $.01 per share ("Preferred Stock"), none of which will be issued and outstanding, and 75,000 shares of which will have been designated as Series A Convertible Preferred Stock pursuant to the Certificate of Designation. As of Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to the Certificate of Designation.

    (b) The Company's outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights).

    (c) The Company does not have any outstanding securities convertible into capital stock of the Company (other than, as of Closing, the Shares); and except for shares of Common Stock reserved for issuance upon the exercise of outstanding warrants or in connection with the Company's stock option plans, the Company does not have any shares of capital stock reserved for issuance (other than, as of Closing, shares of Common Stock reserved for issuance upon conversion of the Shares). Other than the Company's outstanding warrants and stock options and this Agreement, the Company does not have any commitment to authorize, issue or sell any of its capital stock or securities convertible into or exchangeable for any of its capital stock.

    (d) Schedule 3C(d) lists all of the Company's stock option and restricted stock plans and the number of shares of Common Stock reserved for issuance upon the exercise of options granted or available to be granted under each stock option plan or upon awards or grants of stock under each restricted stock plan.
Schedule 3C(d) also lists all of the Company's outstanding warrants to purchase Common Stock.

    3D. SUBSIDIARIES.

    (a) Schedule 3D(a) lists all of the Company's Subsidiaries and their respective jurisdictions of organization. (Schedule 3D(a) shall be deemed to include BFI Medical Waste, Inc. as of Closing.) Except as disclosed on Schedule 3D(a), all of the outstanding shares of capital stock of each Subsidiary have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Liens. Except for the Subsidiaries listed or as otherwise disclosed on Schedule 3D(a), the Company does not own an equity interest in any other Person.

    (b) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which qualification is required by Law, other than those jurisdictions in which the failure to be so qualified or in good standing would not be expected to have a Material Adverse Effect, either individually or in the aggregate. Each Subsidiary has the corporate power and authority to own or hold under lease the properties that it purports to own or hold under lease and to transact the business that it transacts and proposes to transact except where the failure to have such power or authority would not be expected to have a Material Adverse Effect, either individually or in the aggregate.

    3E. SEC FILINGS AND FINANCIAL STATEMENTS.

    (a) Since August 23, 1996 (the date of the Company's initial public offering), the Company has filed with the SEC all registration statements, reports on Form 10-K, 10-Q and 8-K, proxy statements and information statements, and other documents that it was required to file under the Securities Act or the Exchange Act. As of their respective dates of filing, none of the Company's filings with the SEC


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contained (and the Company's Form 10-K for 1998 and its most recent Form 10-Q do not contain) an untrue statement of a material fact or omitted (and the Company's Form 10-K for 1998 and its most recent Form 10-Q do not omit) to state any material fact necessary to make any statement of a material fact that it contained, in light of the circumstances in which made, not misleading; and when filed with the SEC, each of the Company's filings with the SEC complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable.

    (b) The financial statements of the Company contained in its filings with the SEC (including in each case the accompanying notes, but excluding pro forma financial statements) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries and the consolidated results of their operations and cash flows as of the dates and for each of the periods indicated, and were prepared in accordance with GAAP consistently applied throughout the periods involved, subject, in the case of any interim financial statements, to normal recurring year-end adjustments.

    (c) The Company's interim financial statements which it has delivered to the Investors (and which are listed in Schedule 3E(c)) were prepared in all material respects on the same basis as the Company's financial statements contained in its filings with the SEC and fairly present the consolidated financial position of the Company and its Subsidiaries and the consolidated results of their operations as of the dates and for the periods indicated, subject to normal recurring year-end adjustments.

    3F. COMPLIANCE. Except as disclosed on Schedule 3F, the Company's execution, delivery and performance of this Agreement and the Other Agreements and consummation of the Contemplated Transaction will not, either directly or indirectly (and with or without Notice or the passage of time or both): (i) violate or conflict with the Organizational Documents of the Company or any Subsidiary or with any resolution adopted by the board of directors or stockholders of the Company or any Subsidiary; (ii) result in a breach of or Default under any indenture, mortgage, deed of trust, loan agreement, credit agreement or other Material Contract to which the Company or any Subsidiary is a party or by which it is bound; (iii) result in the imposition or creation of a Lien upon any of the assets of the Company or any Subsidiary; (iv) violate or conflict with, or give any Governmental Authority or other Person the right to challenge the Contemplated Transaction or to obtain any other relief under, any Law or Order to which the Company or any Subsidiary may be subject; or (e) violate or conflict with, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Material Permit issued to or held by the Company or any Subsidiary.

    3G. GOVERNMENTAL AUTHORIZATIONS. Except for (i) the filing of a proxy statement and related documents with the SEC in connection with 1999 annual meeting of the Company's stockholders at which the First Amendment and the 20% Issuance will be submitted for stockholder approval and (ii) any required clearance under the Hart-Scott-Rodino Act, no Notice to, Consent of, or registration, filing or declaration with, any Governmental Authority is required in connection with the Company's execution, delivery and performance of this Agreement and the Other Agreements and consummation of the Contemplated Transaction.

    3H. LEGAL PROCEEDINGS AND ORDERS.

    (a) There is no pending or Threatened Suit involving or affecting the Company or any Subsidiary, and to the Company's Knowledge, no event has occurred or circumstance exists that may give rise to or serve as a basis for any Suit to be brought or Threatened against the Company or any Subsidiary, in which an outcome adverse to the Company or Subsidiary could reasonably be expected to have a Material Adverse Effect. There is no pending or Threatened Suit that challenges the


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Contemplated Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transaction.

    (b) Neither the Company nor any Subsidiary is in violation of any applicable Law or Order the consequences of the violation of which could reasonably be expected to have a Material Adverse Effect. To the Company's Knowledge, no event has occurred or circumstance exists that (with or without Notice or the passage of time or both) could (i) constitute or result in a violation by the Company or any Subsidiary of any applicable Law or Order the consequences of the violation of which could reasonably be expected to have a Material Adverse Effect, or (ii) give rise to any legal obligation of the Company or any Subsidiary to undertake or bear all or any portion of the cost of any remedial action of any kind. Since January 1, 1998, neither the Company nor any Subsidiary has received any written or oral Notice from any Governmental Authority or other Person regarding (i) any actual, alleged or potential violation by the Company or any Subsidiary of any applicable Law or Order the consequences of the violation of which could reasonably be expected to have a Material Adverse Effect, or (ii) any actual, alleged or potential obligation of the Company or any Subsidiary to undertake or bear all or any portion of the cost of any remedial action of any kind.

    3I. TAXES.

    (a) Except as disclosed on Schedule 3I(a), the Company and its Subsidiaries have duly filed all Tax Returns that they were required to file. All of these Tax Returns were correct and complete in all material respects, and all Taxes due in connection with these returns have been paid. None of these Tax Returns is currently under audit or examination, and neither the Company nor any Subsidiary has received Notice from any Governmental Authority that (i) any Tax Return that it filed will be audited or examined or that (ii) it is or may be liable for additional Taxes in respect of any Tax Return or for the payment of Taxes in respect of a Tax Return that it did not file (because, for example, it believed that it was not subject to taxation by the jurisdiction in question).

    (b) The Company and its Subsidiaries have withheld and paid to the proper Governmental Authorities all Taxes that they were required to withhold and pay in respect of compensation or other amounts paid to any employee or independent contractor.

    (c) Neither the Company nor any Subsidiary has extended the time in which to file any Tax Return, waived the statute of limitations for any Tax or agreed to any extension of time for a Tax assessment or deficiency. Neither the Company nor any Subsidiary has made any payments, or is or could become obligated under an existing Contract to make any payments, that are not deductible under ss.280G of the Internal Revenue Code (relating to "golden parachute" payments).

    3J. CONTRACTS.

    (a) Each Material Contract of the Company or any Subsidiary is legal, valid, binding, enforceable in accordance with its terms, and in full force and effect and will continue to be legal, valid, binding, enforceable in accordance with its terms, and in full force and effect on identical terms following consummation of the Contemplated Transaction. Neither the Company nor any Subsidiary is in Default in any material respect under any Material Contract, and to the Company's Knowledge, no other party to any Material Contract is in Default in a material respect under the Contract. To the Company's Knowledge, no event has occurred or circumstance exists that (with or without Notice or the passage of time, or both) could result in a Default in a material respect under a Material Contract or could give any party to a Material Contract the right to exercise any remedy under the Contract or to cancel, terminate or modify the Contract. Neither the Company nor any Subsidiary has given Notice to or received Notice from any other Person relating to an alleged, possible or potential Default under any


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Material Contract.

    (b) Except as disclosed on Schedule 3J(b), no single Customer Contract of the Company or any Subsidiary is Material. Each Customer Contract has been entered into in the Ordinary Course of Business and without the commission of any act, either alone or in concert with any other Person, and without any consideration having been paid or promised, that is or would be in violation of any Law or Order.

    3K. PERMITS. Except as disclosed on Schedule 3K and except for any Permits the failure to obtain which could not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate, the Company and its Subsidiaries have obtained all Permits that are required for the lawful conduct of the Business as it is conducted as of the date of this Agreement and have conducted the Business in substantial compliance with those Permits, and as of the date of Closing, the Company and its Subsidiaries will have obtained all Permits (or will have entered into lawful Contracts providing the Company and its Subsidiaries with the benefit of all Permits that they have not yet obtained) that are required for the lawful conduct of the Business as it is proposed to be conducted following the closing of the BFI Transaction. Since January 1, 1998, neither the Company nor any Subsidiary has received any written or oral Notice from any Governmental Authority or other Person regarding (i) any actual, alleged or potential violation of any Material Permit or (ii) any actual, proposed or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Material Permit; and to the Company's Knowledge, no event has occurred or circumstance exists that (with or without Notice or the passage of time or both) could (i) constitute or result in a violation of any Material Permit or (ii) result in the revocation, withdrawal, suspension, cancellation, termination or material modification of any Material Permit. The Company and its Subsidiaries have duly filed on a timely basis all applications that were required to be filed for the renewal of all Material Permits and have duly made on a timely basis all other filings required to have been made in respect of all Material Permits.

    3L. ENVIRONMENTAL MATTERS.

    (a) The Company and its Subsidiaries have complied and are in compliance with all applicable Environmental Laws (except for any failures to comply that could not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate). Since January 1, 1998, neither the Company nor any Subsidiary (nor any other Person for whose conduct the Company or any Subsidiary may be held responsible) has received, and except as disclosed on
Schedule 3L, to the Company's Knowledge, there is no basis to expect the Company or any Subsidiary (or any other Person for whose conduct the Company or any Subsidiary may be held responsible) to receive, any Notice from any Governmental Authority, any private citizen acting in the public interest, the current or prior owner or operator of any current or former Facility, or any other Person, of (i) any actual or potential violation or failure to comply with any Environmental Law or (ii) any actual or potential Cleanup Liability or other Environmental Liability.

    (b) Neither the Company nor any Subsidiary (nor any other Person for whose conduct the Company or a Subsidiary may be held responsible) has any Cleanup Liability or other Environmental Liability in respect of any current or former Facility, any property adjoining any current or former Facility, any offsite disposal location, or any assets used or useful in the conduct of the Business in which the Company or any Subsidiary has or had an interest.

    (c) Except for Hazardous Materials stored or used in the Ordinary Course of Business and in compliance with all applicable Environmental Laws, there are no Hazardous Materials at any current Facility (whether or not in storage tanks or other containers). Except for Hazardous Activities conducted in the Ordinary Course of Business and in compliance with all applicable Environmental Laws, neither the Company nor any Subsidiary (nor any other Person for whose conduct the Company or any Subsidiary may be held responsible) has permitted or conducted any Hazardous Activity at any current or former Facility.

    (d) There has been no Release or threatened Release by the Company or any Subsidiary or any of their respective agents or predecessors or, to the Company's Knowledge, any other Person of any Hazardous Materials at or from any current or former Facility or any property adjoining any current or former Facility.

    3M. ABSENCE OF CERTAIN CHANGES. Except as disclosed on Schedule 3M or in the Company's filings with the SEC (or in the filings with the SEC of the Company's Subsidiary, 3CI Complete Compliance Corporation) prior to the date of this Agreement, and except for matters which are not Material, either individually or in the aggregate, the Company has operated the Business in the Ordinary Course of Business since March 31, 1999. Without limiting the generality of this statement, and except as disclosed on Schedule 3M or in the Company's filings with the SEC (or in the filings with the SEC of 3CI Complete Compliance Corporation) prior to the date of this Agreement, neither the Company nor any Subsidiary has since March 31, 1999:

         (1) sold, leased, transferred or disposed of any of its assets used, held for use or useful in conduct of the Business except in the Ordinary Course of Business;

         (2) entered into any Material Contract relating to the Business except in the Ordinary Course of Business;

         (3) terminated, accelerated or modified any Material Contract relating to the Business to which it is or was a party or by which it is or was bound, or has agreed to do so, or has received Notice that another party had done so or intends to do so, except in the case of Contracts which expired in accordance with their terms or which were terminated in the Ordinary Course of Business;

         (4) imposed or permitted any Lien on any of its assets relating to or used, held for use or useful in the conduct of the Business;

         (5) delayed or postponed (beyond its normal practice) payment of its vendor accounts payable and other Liabilities;

         (6) canceled, compromised, waived or released any Material claim or right outside of the Ordinary Course of Business;

         (7) experienced any Material damage, destruction or loss to any of its assets used, held for use or useful in the conduct of the Business (whether or not covered by insurance);

         (8) changed the base compensation or other terms of employment of any of its employees except in the Ordinary Course of Business and not exceeding 5% of its aggregate payroll;

         (9) paid a bonus to any employee except in the Ordinary Course of Business;

         (10) adopted a new Employee Benefit Plan, terminated any existing plan or increased the benefits under or otherwise modified any existing plan;

         (11) amended its Organizational Documents;

         (12) issued, sold, redeemed or repurchased any shares of capital stock or other securities, or granted or issued any stock options or warrants other than options granted in the Ordinary Course of Business under stock option plans in existence as of the date of this Agreement;

         (13) declared or paid any dividends or made any other distributions in respect of its capital stock;

         (14) made any Material loans or advances to another Person;

         (15) entered into any Contract to do any of the matters described in the preceding clauses (1)-(14); and

         (16) entered into or engaged in any other Material transaction or activity outside of the Ordinary Course of Business, or suffered the occurrence or any other Material event involving the Business occurring outside of the Ordinary Course of Business.

    3N. UNDISCLOSED LIABILITIES. Except as disclosed on Schedule 3N, the Company and its Subsidiaries do not have any Material Liabilities except for (i) Liabilities included or reflected in the Company's unaudited balance sheet as of March 31, 1999, (ii) Liabilities disclosed in the Schedules, (iii) Liabilities that have been incurred or have arisen in the Ordinary Course of Business since March 31, 1999 (none of which results from a Default under any Contract or warranty, or a tort or infringement), (iv) executory Liabilities under leases and other Contracts entered into in the Ordinary Course of Business (none of which results from a Default under any such lease or other Contract or any warranty, or a tort or infringement) and (v) Liabilities under this Agreement.

    3O. TITLE TO ASSETS. The Company and its Subsidiaries own or hold a leasehold interest in all of the tangible and intangible assets of any type or kind that they purport to own or lease, including (i) all assets which are reflected in the Company's unaudited balance sheet as of March 31, 1999 (except for assets which were sold or disposed of after March 31, 1999 and prior to the date of this Agreement in the Ordinary Course of Business) and (ii) all assets which were purchased or otherwise acquired after March 31, 1999 and which were not sold or disposed of in the Ordinary Course of Business prior to the date of this Agreement (or are not sold or disposed of in the Ordinary Course of Business after the date of this Agreement and prior to Closing). Except as disclosed on Schedule 3O, the Company and its Subsidiaries have good and marketable title to all of the assets that they respectively own, free and clear of all Liens.

    3P. ERISA.

    (a) In the case of each Employee Benefit Plan that the Company or any Subsidiary maintains or contributes to (or ever maintained or contributed to):
(i) the plan (and each related trust or insurance policy) complies (or complied) in form and in operation in all material respects with the applicable requirements of ERISA and the Internal Revenue Code, as the case may be; (ii) all required contributions to or premiums or other payments in respect of the plan have been paid, and all required reports and descriptions have been filed with the proper Governmental Authority or distributed to participants as appropriate; (iii) there have been no "reportable events" (as defined in ss. 4043 of ERISA) or "prohibited transactions" (as defined in ss. 406 of ERISA and ss. 4975 of the Internal Revenue Code) in respect of the plan; and (iv) no Suit in respect of the administration of the plan or the investment of plan assets is pending or, to the Company's Knowledge, Threatened, and to the Company's Knowledge, there is no basis for any such Suit.

    (b) Except to the extent required by ss. 4980B of the Internal Revenue Code, neither the Company nor any Subsidiary provides health or other welfare benefits to any retired or former employee or is obligated to provide health or other welfare benefits to any active employee following his or her retirement or other termination of service.

    (c) Neither the Company nor any Subsidiary is required to provide any pension or retirement benefits to employees of BFI whom the Company or a Subsidiary may hire (or, in the case of BFI Medical Waste, Inc., may continue to employ) following the closing of the BFI Transaction except for any such benefits that may be provided under union benefit funds to which the Company will be required to contribute pursuant to existing collective bargaining agreements covering no more than 200 employees.

    3Q. PATENTS AND MARKS.

    (a) All of the Company's issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use) and are valid and enforceable. None of them is or has been involved in any interference, reissue, reexamination or opposition proceeding, and to the Company's Knowledge, none is Threatened. There is no potentially interfering Patent of any other Person, and none of the Company's issued Patents is being or has been infringed or is being or has been challenged or threatened in any way, except for any interferences or infringements that could not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate.

    (b) All of the respective Marks of the Company and its Subsidiaries have been registered with the U.S. Patent and Trademark Office are currently in compliance with formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and enforceable. None of them is or has been involved in any opposition, invalidation or cancellation and, to the Company's Knowledge, none is Threatened. To the Company's Knowledge, (i) there is no potentially interfering Mark of any other Person and (ii) none of the Marks of the Company and its Subsidiaries is being or has been infringed or is being or has been challenged or threatened in any way.

    3R. STATUS UNDER CERTAIN ACTS. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

    3S. LABOR RELATIONS. Except as disclosed in Schedule 3S, neither the Company nor any Subsidiary is or has been a party to any collective bargaining agreement or other labor Contract. Neither the Company nor any Subsidiary is experiencing, or has experienced at any time since January 1, 1998, and to the Company's Knowledge, there is no basis to expect the Company or any Subsidiary to experience: (i) any strike, slowdown, picketing or work stoppage by or lockout of its employees; (ii) any Suit relating to the alleged violation of any Law or Order relating to labor relations or employment matters (including any charge or complaint filed by an employee or union with the U.S. National Labor Relations Board or Equal Employment Opportunity Commission or any other comparable Governmental Authority); (iii) any other labor or employment dispute; or (iv) any activity to organize or establish a collective bargaining unit, trade union or employee association.

    3T. CERTAIN PAYMENTS. Neither the Company nor any Subsidiary, nor any officer, director, employee or agent of the Company or any Subsidiary, or any other Person associated with or acting for or on behalf of the Company or any Subsidiary, has directly or indirectly made or paid any contribution, gift, bribe, rebate, payoff, kickback or other payment (whether in money, property or services or any other form) to any Person (i) in order to gain or pay for favorable treatment in obtaining business or special concessions or (ii) in violation of any Law (including section 30A of the Exchange Act).

    3U. YEAR 2000 COMPLIANCE. The computer systems of the Company (including all software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment) are Year 2000 Compliant or will be Year 2000 Compliant by December 31, 1999 except where the failure to be Year 2000 Compliant would not have a Material Adverse Effect.

    3V. NO BROKERS OR FINDERS. Except as disclosed on Schedule 3V, no agent, broker, finder, or investment or commercial banker or other Person or firm engaged by or acting on behalf of the Company or any Subsidiary in connection with the negotiation, execution or performance of this Agreement or the Contemplated Transaction is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transaction.

    3W. ALLIED AGREEMENTS. The representations and warranties made by the Company in the Allied Agreements are true and correct in all material respects and, to the Company's Knowledge, the representations and warranties made by Allied in the Allied Agreements are true and correct in all material respects.

    4.  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

    4A. AUTHORIZATION. Each Investor (other than PEP Investments Pty. Limited) is a general or limited partnership or limited liability company, as the case may be duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite power and authority to execute, deliver and perform this Agreement and the Other Agreements. PEP Investments Pty. Limited is a limited company duly organized, validly existing and in good standing under the Laws of Australia and has the requisite power and authority to execute, deliver and perform this Agreement and the Other Agreements. Each Investor's execution, delivery and performance of this Agreement and the Other Agreements have been duly authorized by all necessary partnership or company action on the part of the Investor. This Agreement constitutes, and upon execution and delivery by the Investors and the Company, each of the Other Agreements will constitute, a legal, valid and binding obligation of the Investors enforceable against the Investors in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

    4B. INVESTMENT FOR OWN ACCOUNT. The Shares to be purchased by each Investor will be acquired for investment for the Investor's own account, and not as a nominee or agent, and not with a view to resale or distribution. The Investors have no present intention, or Contract or arrangement, to sell, grant any participation in or otherwise distribute any of the Shares or the shares of Common Stock issuable upon conversion of the Shares.

    4C. ACCREDITED INVESTOR. Each Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Each Investor is a sophisticated purchaser with respect to the Shares, has been given access to the books and records of the Company and its Subsidiaries, has made its own independent investigation into and analysis of the Business and the operations, financial condition and prospects of the Company and its Subsidiaries, and has made its own independent decision to purchase the Shares pursuant to the terms of this Agreement (relying, in part, upon the Company's representations and warranties in this Agreement).

    4D. RESTRICTED SECURITIES. Each Investor understands that the Shares will not have been registered under the Securities Act and may be resold, transferred or otherwise disposed of only if registered under the Securities Act or if an exemption from registration is available, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration, the Shares must be held indefinitely. Each Investor acknowledges that the certificate or certificates representing the Shares, and any shares of Common Stock issued upon conversion of the Shares, shall be endorsed with appropriate restrictive legends.

    4E. GOVERNMENTAL AUTHORIZATIONS. Except for clearance under the Hart-Scott-Rodino Act, which the Investors agree to endeavor to obtain as promptly as practicable and for which the Investors will make any required initial filing no later than 10 business days after the date of this Agreement, no Notice to, Consent of, or registration, filing or declaration with, any Governmental Authority is required in connection with the Investors' execution, delivery and performance of this Agreement and the Other Agreements and consummation of the Contemplated Transaction.

    4F. NO BROKERS OR FINDERS. Except as disclosed on Schedule 4F, no agent, broker, finder, or investment or commercial banker or other Person or firm engaged by or acting on behalf of the Investors in connection with the negotiation, execution or performance of this Agreement or the Contemplated Transaction is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transaction.

    5. OTHER AGREEMENTS

    5A. DELIVERY OF FINANCIAL AND BUSINESS INFORMATION

    The Company shall deliver the following to the beneficial owners of the Underlying Common Stock so long as at least 20% of the Underlying Common Stock (determined as of the date of Closing) continues to be beneficially owned by the Investors and Permitted Transferees:

         (1) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year;

         (2) promptly after being distributed internally, one copy of each financial or operating report provided to the Company's board of directors with respect to the Company's operations;

         (3) promptly upon becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that has become effective (without exhibits unless expressly requested), and each final prospectus and all related amendments filed by the Company or any Subsidiary with the SEC;

         (4) promptly, and in any event within 10 days after the Company becomes aware of the existence of any Default under a Material Contract, a written Notice specifying the nature and period of duration of the Default and the action that the Company is taking or proposes to take with respect to the Default; and

         (5) with reasonable promptness, any other data and information relating to the Business and the operations, affairs, financial condition or assets of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under this Agreement and the Other Agreements as the Investors may reasonably request.

    5B. ACCESS TO PROPERTIES. The Company shall permit representatives designated by the Investors (both prior to Closing and for as long as the Investors own any Shares), upon reasonable Notice, during normal business hours and at such other times as the Investors reasonably may request, and without unreasonable interference with the Company's operations, to visit and inspect any of the properties, offices, personnel, accountants and advisors of the Company and its Subsidiaries with respect to any of the businesses and assets of the Company and its Subsidiaries, the BFI Transaction, and the Contemplated Transactions, and to examine the corporate and financial records of the Company and its Subsidiaries.

    5C. HSR CLEARANCE. The Company shall cooperate with the Investors and provide the Investors with any information that the Investors reasonably require and file such notices and responses as may be necessary to enable the Investors to obtain any required clearance under the Hart-Scott-Rodino Act.

    5D. PRE-CLOSING COVENANTS. At all times prior to Closing (unless and until this Agreement is terminated in accordance with its terms), the Company shall not, without the prior written consent of the Investors (except as otherwise expressly permitted or required by this Agreement), directly or indirectly take or commit to take any action that (i) would constitute a violation of the restrictions in Section 5E if the action in question were to be taken after Closing or that (ii) would cause an adjustment to the Conversion Price under Sections 4C, 4D or 4E of the Certificate of Designation if the Certificate of Designation had been duly filed and in effect as of the date of this Agreement.

    5E. STOCKHOLDERS' MEETING.

    (a) The Company shall cause a meeting of its stockholders to be called and held as soon as practicable for the purpose of obtaining the Stockholder Approval (the "Stockholder Meeting"), and the Company's board of directors shall unanimously recommend to its stockholders the Contemplated Transactions and use reasonable best efforts to obtain the Stockholder Approval.

    (b) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement (the "Proxy Statement") for purposes of soliciting the Stockholder Approval. The Company shall use its reasonable best efforts to obtain clearance of the Proxy Statement from the SEC and to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable. No filing of or amendment or supplement to the Proxy Statement shall be made without providing the Investors with the opportunity to review and comment. If at any time prior to Closing any information is discovered by the Company that should be set forth in an amendment or supplement to the Proxy Statement, so that none of such documents includes any misstatement of a material fact or omits to state any material fact necessary to make the statements that it contains, in light of the circumstances under which they were made, not misleading, the Company shall cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company.

    5F. EXCLUSIVITY.

    (a) The Company shall not, and shall cause its Affiliates, officers, directors, employees, investment bankers, attorneys, accountants and other agents not to, initiate, solicit or encourage any inquires relating to, or the making of any, Other Proposal or engage in negotiations or discussions with, or furnish any information to, any third party relating to any Other Proposal. As used in this
Section 5G "Other Proposal" means any proposal made by any Person, other than the Investors, to acquire, directly or indirectly from the Company or any of its Affiliates, any convertible preferred stock, any other capital stock or any securities having equity or profit participation features ("Equity Securities"), or any debt securities in lieu of or substitution for any Equity Securities. The Company shall advise the Investors in writing of (i) the receipt, directly or indirectly, of any inquiries relating to an Other Proposal promptly following such receipt and (ii) the status of any discussions or negotiations with respect thereto. Following the receipt, directly or indirectly of any Other Proposal (or any inquiry referred to in clause (i) above), the Company shall furnish to the Investors either a copy of such Other Proposal (or such inquiry) or a written summary of such Other Proposal (or such inquiry). In addition, the Company shall not, and shall cause its Affiliates, officers, directors, employees, investment bankers, attorneys, accountants and other agents not to, actually consummate, or enter into any Contract or otherwise commit to consummate, any transaction that includes or would include as any part thereof the acquisition by any Person, other than the Investors, directly or indirectly, from the Company or any of its Affiliates, any Equity Securities, or any debt securities in lieu of or substitution for an Equity Securities for the purpose, directly or indirectly, of consummating the BFI Transaction.

    (b) The restrictions on and obligations of the Company under Section 5F(a) shall terminate as of Closing.

    5G. PREEMPTIVE RIGHTS.

    (a) Except for issuances of Common Stock (i) to the Company's employees pursuant to arrangements authorized by the Company's board of directors, (ii) upon the conversion of the Shares, (iii) as consideration for the acquisition of another business as authorized and approved by the Company's board of directors,
(iv) pursuant to a public offering registered under the Securities Act or (v) pursuant to purchase rights which are offered to all holders of Common Stock and thus all holders of Shares in accordance with the Certificate of Designation, if the Company authorizes the issuance or sale of any shares of its capital stock or any securities (including, without limitation, any debt securities) containing options or rights to acquire any shares of Common Stock or other equity participation features (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each beneficial owner of Underlying Common Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Underlying Common Stock beneficially owned by such Person by (2) the sum of the total number of shares of Underlying Common Stock and the number of shares of Common Stock outstanding which are not shares of Underlying Common Stock. Each beneficial owner of Underlying Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Person.

    (b) In order to exercise its rights hereunder, a beneficial owner of Underlying Common Stock must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such beneficial owner's percentage allotment, deliver a written notice to the Company describing its election hereunder. Upon expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the beneficial owners of Underlying Common Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such beneficial owners. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the beneficial owners of Underlying Common Stock pursuant to the terms of this Section.

    5H. FINANCING ADJUSTMENT MECHANISM. The Dividend Accrual Rate shall be subject to adjustment as of Closing as follows:

    (a) In the event that the Weighted Average Cost of Debt exceeds 10.35%, the Dividend Accrual Rate shall be increased by 0.025% for each 0.01% by which the Weighted Average Cost of Debt exceeds 10.35%, up to a maximum increase of 1.625%.

    (b) In the event that the Weighted Average Cost of Debt is less than 8.75%, the Dividend Accrual Rate shall be reduced 0.025% for each 0.01% by which the Weighted Average Cost of Debt is less than 8.75%, up to a maximum reduction of 1.625%.

If the Dividend Accrual Rate is adjusted pursuant to this Section 5I, the Dividend Accrual Rate in the Certificate of Designation shall be considered to have been redefined as of Closing to the rate resulting from the adjustment, and if the Company has previously filed the Certificate of Designation, the Company shall promptly file an amendment to the Certificate of Designation to this effect.

    6.  INDEMNIFICATION

    6A. INDEMNIFICATION BY THE COMPANY. From and after Closing, the Company shall indemnify and hold the Investors, their Affiliates, and their respective directors, officers, stockholders, employees, partners, agents, successors and assigns (the "Investor Claimants") harmless from and defend each of them from and against any and all demands, claims, actions, liabilities, losses, costs, damages or expenses whatsoever (including reasonable attorneys' fees and expenses) ("Claims") asserted against, imposed upon or incurred by the Investor Claimants resulting from or arising out of (i) any inaccuracy in or breach of any representation or warranty of the Company in Section 3 or (ii) any breach of or Default in respect of any agreement or obligation of the Company in this Agreement. An Investor Claimant's right to indemnification shall not be limited or affected in any way by any pre-Closing investigation by the Investor.

    6B. ENVIRONMENTAL LIABILITIES. Without limiting the generality of the indemnity set out in Section 6A, the Company shall defend, indemnify and hold harmless each Investor and all other Investor Claimants from and against any and all Claims asserted against, imposed upon or incurred by them with respect to, or as a direct or indirect result of, the past, present or future environmental condition of any property owned, operated or used by the Company, any Subsidiary, their predecessors or successors, or of any offsite treatment storage or disposal location associated therewith, including, without limitation, the presence on or under, or the escape, discharge, emission, Release or threatened Release into, onto or from any such property or location of any toxic, chemical or hazardous substance, material or waste (including, without limitation, any claims for violation of, or otherwise asserted or arising under, any Environmental Law), regardless of whether caused by, or within the control of the Company or any Subsidiary.

    6C. INDEMNIFICATION BY THE INVESTORS. From and after Closing, each Investor shall indemnify and hold the Company, its Affiliates and their respective directors, officers, stockholders, employees, partners, agents, successors and assigns (the "Company Claimants") harmless from and defend each of them from and against any and all Claims asserted against, imposed upon or incurred by the Company Claimants resulting from or arising out of any inaccuracy or breach of any representation or warranty by such Investor in Section 4.

    6D. TERMS AND CONDITIONS OF INDEMNIFICATION. The respective indemnification obligations of the Company and the Investors (each an "Indemnifying Party") under this Section 6 shall be subject to the following terms and conditions:

    (a) The party seeking to be indemnified (the "Indemnified Party") shall give the Indemnifying Party prompt written Notice of any Claim. The Indemnified Party's failure to give prompt Notice, however, shall not eliminate or limit the Indemnified Party's right to indemnification except to the extent that the failure materially prejudices the rights of the Indemnifying Party.

    (b) The indemnification obligation of the Indemnifying Party under this
Section 6 in respect of any Claim by a third party shall be subject to the following additional terms and conditions:

        (1) The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing reasonably satisfactory to the Indemnified Party, the defense, compromise and settlement of the Claim.

        (2) In the event that the Indemnifying Party elects not to undertake the defense or within a reasonable time after written Notice of the Claim from the Indemnified Party fails to defend, the Indemnified Party (upon further written Notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of the Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party.

    (c) Notwithstanding anything to the contrary in this Section 6: (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its cost and expense, to participate in the defense, compromise or settlement of the Claim; (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term a release by the claiming party or plaintiff of the Indemnified Party from all liability in respect of the Claim; and (iii) in the event that the Indemnifying Party undertakes the defense of any Claim, the Indemnified Party, by counsel or other representatives of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning the Claim (other than any Claim for money damages with respect to which the Indemnifying Party has agreed to indemnify the Indemnified Party), and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to the Claim, subject to the execution and delivery of a mutually satisfactory joint defense agreement.

    7.  MISCELLANEOUS

    7A. SURVIVAL. The representations and warranties of the Company and the Investors in Sections 3 and 4, respectively, shall survive Closing and continue indefinitely (except for the Company's representations and warranties in Sections 3F-3W, which shall expire on December 31, 2000).

    7B. PARTIES' REVIEW. Any Knowledge acquired by a Party (or that should have been or could have been acquired) as a result of any due diligence or other review or investigation in connection with the negotiation and execution of this Agreement and consummation of the Contemplated Transaction shall not limit that Party's right to rely on the other Party's representations and warranties in this Agreement or circumscribe that Party's entitlement to indemnification under
Section 6.

    7C. PUBLICITY. Any public announcement or similar publicity regarding this Agreement or the Contemplated Transaction shall be issued as, when and in the manner and form that the Parties agree on. Nothing in this Section shall prohibit either Party from making any public disclosure that it believes in good faith is required by applicable Law.

    7D. NOTICES. All Notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, telecopier or personal delivery, as follows:

        (a) if to Stericycle, to:

                                   Stericycle, Inc.
                                   28161 North Keith Drive
                                   Lake Forest, Illinois 60045
                                   Attention:    Mr. Mark C. Miller
                                                 President and Chief Executive
                                                   Officer
                                   Telecopier:   (847) 367-9493

            with a required copy to:

                                   Johnson and Colmar
                                   300 South Wacker Drive
                                   Suite 1000
                                   Chicago, Illinois 60606
                                   Attention: Craig P. Colmar, Esq.
                                   Telecopier:   (312) 922-9283

        (b) if to the Investors, in care of:

                                   Bain Capital, Inc.
                                   Two Copley Place
                                   Boston, Massachusetts 02116
                                   Attention:    Mr. Stephen G. Pagliuca
                                                 Mr. Robert Gay
                                                 Mr. John P. Connaughton
                                                 Mr. Joe Pretlow
                                   Telecopier:   (617) 572-3274

            with a required copy to:

                                   Kirkland & Ellis
                                   200 East Randolph Drive
                                   Chicago, Illinois 60601
                                   Attention: Jeffrey C. Hammes, P.C.
                                   Telecopier:   (312) 861-2200

All Notices sent by certified or registered mail shall be considered to have been given three business days after being deposited in the mail. All Notices sent by overnight courier service, telecopier or personal delivery shall be considered to have been given when actually received by the intended recipient. A Party may change its address for purposes of this Agreement by Notice in accordance with this Section 7D.

    7E. FEE. At Closing, the Company shall pay the Investors a closing fee of $750,000.

    7F. EXPENSES. Each Party shall pay its own fees and expenses in connection with the negotiation and preparation of this Agreement and consummation of the Contemplated Transaction, with the exception that the Company shall pay or reimburse the Investors for up to $600,000 of the Investors' fees and expenses for which the Investors provide the Company with reasonable documentation. The Company shall pay or reimburse the Investors $300,000 of their documented fees at Closing, and shall pay or reimburse the balance of the Investors' documented fees and expenses (up to a maximum of a further $300,000) on the first anniversary of the date of Closing. The Company shall not be required to pay or reimburse the Investors for any of their fees and expenses in the event that Closing does not occur.

    7G. FURTHER ASSURANCES. The Parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents and (iii) to do such other acts and things, as the other Party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to in this Agreement.

    7H. WAIVER. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of that right, power or privilege, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. All waivers shall be in writing signed by the Party to be charged with the waiver, and no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given.

    7I. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (together with the Parties' Closing Documents) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the Party to be charged with the amendment.

    7J. ASSIGNMENT. No Party may assign any of its rights under this Agreement without the prior written consent of the other Party or Parties, with the exception that an Investor, without being released from any of its obligations under this Agreement, may assign any of its rights to any Affiliate.

    7K. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall be considered to give any Person other than the Parties any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement. This Agreement and all of its provisions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns.

    7L. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement which is held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

    7M. CAPTIONS. The captions of sections of this Agreement are for convenience only and shall not affect this the construction or interpretation of this Agreement.

    7N. CONSTRUCTION. All references in this Agreement to "Section" or "Sections" refer to the corresponding section or sections of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

    7O. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.

    7P. GOVERNING LAW. This Agreement shall be governed by the Laws of the State of Illinois without regard to conflicts of laws principles.

    7Q. BINDING EFFECT. This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective successors and permitted assigns.

    In witness, the Parties have executed this Agreement.


                                   STERICYCLE, INC.,


                                   By:   /s/ Mark C. Miller
                                         ------------------
                                         President and Chief Executive Officer


                                   BAIN CAPITAL FUND VI, L.P.

                                   By:   Bain Capital Partners VI, L.P.
                                   Its:  General Partner

                                   By:   Bain Capital, Inc.
                                   Its:  General Partner

                                   By:   /s/ John P. Connaughton
                                         -----------------------
                                         A Managing Director


                                   BCIP ASSOCIATES II


                                   By:   /s/ John P. Connaughton
                                         -----------------------
                                         A General Partner


                                   BCIP ASSOCIATES II-B


                                   By:   /s/ John P. Connaughton
                                         -----------------------
                                         A General Partner


                                   BCIP ASSOCIATES II-C


                                   By:   /s/ John P. Connaughton
                                         -----------------------
                                         A General Partner


                                   BROOKSIDE INVESTORS, LLC


                                   By:   /s/ John P. Connaughton
                                         -----------------------
                                         A Managing Director

                                   BCIP TRUST ASSOCIATES II

                                   By:   Bain Capital, Inc.
                                   Its:  General Partner

                                   By:   /s/ John P. Connaughton
                                         -----------------------
                                         A Managing Director


                                   BCIP TRUST ASSOCIATES II-B

                                   By:   Bain Capital, Inc.
                                   Its:  General Partner

                                   By:   /s/ John P. Connaughton
                                         -----------------------
                                         A Managing Director


                                   SANKATY HIGH YIELD ASSET PARTNERS, L.P.


                                   By:
                                   Its:


                                   PEP INVESTMENTS PTY. LIMITED

                                   By:   Bain Capital, Inc.


                                   By:   /s/ John P. Connaughton
                                         -----------------------
                                         A Managing Director

                                   SCHEDULE I


                                    INVESTORS

NAME AND ADDRESS                NUMBER OF SHARES PURCHASED*      PURCHASE PRICE*

Bain Capital Fund VI, L.P.
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Associates II
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Associates II-B
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Associates II-C
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

Brookside Investors, LLC
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Trust Associates II
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Trust Associates II-B
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

Sankaty High Yield Asset Partners, L.P.
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

PEP Investments Pty. Limited
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

*Individual allocations of the 75,000 Shares to be purchased by the Investors for $75,000,000 are to be specified by the Investors prior to Closing.

                                   SCHEDULE A


                                  DEFINED TERMS



    20% ISSUANCE is defined in Section 2A(e).

    AFFILIATE means, in respect of any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the first Person. As used in this definition, "control" means the direct or indirect possession of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

    ALLIED is defined in Section 1B(a).

    ALLIED AGREEMENTS is defined in Section 1B(a).

    ASSET PURCHASE AGREEMENT is defined in Section 1B(a).

    BFI is defined in Section 1.2(a).

    BFI MEDICAL WASTE BUSINESS is defined in Section 1B(a).

    BFI TRANSACTION is defined in Section 1B(a).

    BUSINESS means the Company's business of providing regulated medical waste collection, transportation, treatment, disposal, reduction, re-use and recycling services, and related training and education programs, consulting services and product sales.

    CLAIMS is defined in Section 6A.

    CLEANUP LIABILITY means any Liability under any Environmental Law for corrective action, including any investigation, cleanup, removal, containment or other remedial or response action or activity.

    CLOSING is defined in Section 1B(a).

    CLOSING DOCUMENTS means, in respect of a Party, the documents, instruments and agreements that it is required to deliver at Closing pursuant to the terms of this Agreement.

    COMMON STOCK means the Company's Common Stock, par value $.01 per share.

    COMPANY means Stericycle, Inc., a Delaware corporation.

    COMPANY CLAIMANTS is defined in Section 6B.

    CONSENT means any approval, consent, ratification, waiver or other authorization (including any Permit).

    CONTEMPLATED TRANSACTION means the transactions contemplated by this Agreement, including (i) the Company's issuance and sale of the Shares to the Investor and the Investor's purchase of the Shares from the Company and (ii) the Parties' execution, delivery and performance of their respective Closing Documents and the other documents, instruments, agreements and obligations that they are respectively required to execute, deliver and perform pursuant to the terms of this Agreement.

    CONTRACT means any legally binding contract, agreement, obligation, promise or undertaking (whether written or oral, and whether express or implied).

    CONVERSION PRICE is defined in Section 4B of the Certificate of Designation.

    CORPORATE GOVERNANCE AGREEMENT is defined in 2A(k).

    CUSTOMER CONTRACT means a Contract with a customer of the Company or any Subsidiary relating to the collection, transportation and disposal of regulated medical waste.

    DEFAULT means, in respect of a Contract, a breach or violation of or default under the Contract, or the occurrence of an event which with notice or the passage of time (or both) would constitute a breach, violation or default or permit termination, modification or acceleration of the Contract.

    DELAWARE SECRETARY OF STATE means the Secretary of State of the State of Delaware.

    DIVIDEND ACCRUAL RATE means the rate of 3.375% per annum at which, under
Section 1A of the Certificate of Designation, preferential dividends will accrue daily on each Share.

    EMPLOYEE BENEFIT PLAN means (i) an "employee pension plan" as defined in ss. 3(2) of ERISA, (ii) an "employee welfare benefit plan" as defined in ss. 3(1) of ERISA or (iii) any other employee benefit or fringe benefit plan or program, whether established by Law, a written agreement or other instrument, or custom or informal understanding.

    ENVIRONMENTAL LAW means, in respect of a Facility, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and Resource Conservation and Recovery Act of 1976, and any other applicable Law or Order relating to or imposing Liability or standards of conduct for the use, handling, generation, manufacturing, distribution, processing, collection, transportation, transfer, storage, treatment, disposal, clean-up, or Release of Hazardous Materials, or for occupational health and safety.

    ENVIRONMENTAL LIABILITY means any Cleanup Liability or any other Liability under any Environmental Law or Occupational Safety and Health Law, including any Liability arising from a Release of Hazardous Materials at, on, in or under any Facility.

    ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations issued by the Internal Revenue Service and Department of Labor.

    EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, and the related rules and regulations issued by the SEC.

    FACILITY means any treatment facility, transfer station, truck domicile, warehouse or other location or site that the Company or any Subsidiary currently owns, leases, operates, occupies or uses, or that it formerly owned, leased, operated, occupied or used, in the conduct of the Business.

    GAAP means generally accepted accounting principles as in effect from time to time in the United States of America.

    GOVERNMENTAL AUTHORITY means (i) any federal, state, provincial, local, municipal, foreign or other government and (ii) any governmental or quasi-governmental body of any kind (including any administrative or regulatory agency, department, branch, commission or other entity).

    HAZARDOUS ACTIVITY means the distribution, generation, handling, importing, management, manufacturing, presence, processing, production, refinement, Release, storage, transfer, transportation, treatment or use of Hazardous Materials.

    HAZARDOUS MATERIALS means any waste or other substance of any kind that is or was listed, defined, designated or classified under any Law or Order as hazardous, radioactive or toxic or as a pollutant or contaminant, including, without limitation, any medical, infectious or biohazardous materials, substance and waste.

    HART-SCOTT-RODINO ACT means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    INDEMNIFIED PARTY is defined in Section 6C(a).

    INDEMNIFYING PARTY is defined in Section 6C.

    INTERNAL REVENUE CODE means the U.S. Internal Revenue Code of 1986, as amended.

    INVESTORS is defined in the preface to this Agreement.

    INVESTOR CLAIMANTS is defined in Section 6A.

    KNOWLEDGE means (i) actual awareness of a particular fact or other matter by an executive officer of the Company serving in office as of the date of this Agreement or (ii) the awareness of a particular fact or other matter that a prudent individual could be expected to possess after conducting a reasonable investigation concerning the existence of that fact or other matter.

    LAW means any law, ordinance, code, regulation, rule, guideline or policy of any Governmental Authority or any principle or rule of common law.

    LIABILITY means any liability or obligation, whether known or unknown, absolute or contingent, liquidated or unliquidated, or due or to become due.

    LIEN means any lien, security interest, claim, community property interest, equitable interest, option, pledge, right of first refusal or other encumbrance or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

    MARKS means trade marks, service marks, trade names, assumed names,brand names and logotypes (including translations, adaptations, derivations and combinations) and related applications, registrations and renewals.

    MATERIAL means material in relation to the business, operations, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

    MATERIAL ADVERSE EFFECT means, in respect of the Company or a Subsidiary (including, without limitation, BFI Medical Waste, Inc.) a material adverse effect on (i) the business, operations, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or on (ii) the ability of the Company to perform its obligations under this Agreement and the Other Agreements.

    NOTICE means any notice, demand, charge, complaint or other communication from any Person.

    OFFICER'S CERTIFICATE means a certificate of a corporate officer of a corporation, a partner of a general partnership, or a general partner of a limited partnership, as the case may be, whose responsibilities extend to the subject matter of the certificate.

    ORDER means any order, judgment, decree, ruling, consent decree, settlement agreement, stipulation, injunction or subpoena entered or issued by any court, Governmental Authority or arbitrator.

    ORDINARY COURSE OF BUSINESS means, in respect of the Company or a Subsidiary, an action taken by it which (i) is consistent with its past practices and is taken in the ordinary course of the normal day-to-day operations and (ii) is not required by applicable Law or its Organizational Documents to be authorized by its board of directors.

    ORGANIZATIONAL DOCUMENTS means (i) the certificate or articles of incorporation and by-laws of a corporation, (ii) the partnership agreement of a general partnership, (iii) the limited partnership agreement and certificate of limited partnership of a limited partnership, or (iv) the charter or similar document adopted or filed in connection with the creation, formation or organization of any entity other than a corporation, general partnership or limited partnership. Any reference in this Agreement to a Person's Organization Documents means each of those documents as amended to date.

    OTHER AGREEMENTS is defined in Section 2A(k).

    OTHER PROPOSAL is defined in Section 5G(a).

    PARTY means the Company or an Investor, and PARTIES means all of them.

    PATENTS means patents, patent applications and patent disclosures and related reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations.

    PERMIT means any approval, consent, license, permit, registration, certificate, waiver, confirmation or other authorization issued, granted or otherwise made available by any Governmental Authority, including any relating to (i) the collection, transportation (including mailing), storage, treatment or disposal of regulated medical waste, (ii) the operation of any facility to handle, store, treat or dispose of regulated medical waste or (iii) the export or import of regulated medical waste.

    PERSON means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or Governmental Authority.

    PERMITTED TRANSFEREE is defined in the Corporate Governance Agreement.

    PROXY STATEMENT is defined in Section 5F(b).

    REGISTRATION RIGHTS AGREEMENT is defined in Section 2A(k).

    RELEASE means a spill, leak, emission, discharge, deposit, dumping or other release into the environment, whether intentional or unintentional.

    SEC means the Securities and Exchange Commission.

    SECURITIES ACT means the Securities Act of 1933, as amended, and the related rules and regulations issued by the SEC.

    SENIOR CREDIT FACILITY is defined in Section 2A(b).

    SHARES is defined in Section 1A(a).

    STOCK PURCHASE AGREEMENT is defined in Section 1B(a).

    STOCKHOLDER APPROVAL is defined in Section 2A(e).

    STOCKHOLDER MEETING is defined in Section 5F(a).

    SUBORDINATED NOTES is defined in Section 2A(b).

    SUBSIDIARY means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership or joint venture) in which the Person directly or indirectly owns securities or other interests having ordinary voting power sufficient to elect a majority of the directors (or individuals performing equivalent functions) and (ii) any partnership or joint venture in which the Person directly or indirectly owns more than a 50% interest in the profits or capital. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company. Without limiting the generality of the foregoing, BFI Medical Waste, Inc. shall be considered a Subsidiary of the Company as of Closing and immediately prior thereto.

    SUIT means any action, suit, proceeding, arbitration, audit, hearing or investigation (whether civil, criminal, administrative or investigative in nature, and whether formal or informal) by, before or in any court, Governmental Authority or arbitrator.

    TAX means any federal, state, provincial, local, municipal or foreign income, gross receipts, capital stock, profits, withholding, social security, unemployment, real property, personal property, stamp, excise, occupation, sales, use, value added, estimated or other tax (including any related interest, fines, penalties and additions), whether disputed or not.

    TAX RETURN means any return (including any information return), report, statement, form or other document required to be filed with or submitted to any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax.

    THREATENED means, in respect of a Suit, that Notice has been given, or an other event has occurred or any other circumstance exists, that would lead a prudent individual to conclude that the Suit is likely to be initiated or otherwise pursued in the future.

    UNDERLYING COMMON STOCK means (i) the Common Stock issued or issuable upon conversion of the Shares and (ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Underlying Common Stock shall cease to be Underlying Common Stock if and when it (or the Shares or Common Stock in respect of which it is issuable) ceases to be held by an Investor or a Permitted Transferee.

    WEIGHTED AVERAGE COST OF DEBT means the quotient obtained by dividing (i) the sum of the following:

         (a) the product obtained by multiplying the initial principal amount of the Term A portion of the Senior Credit Facility by the interest rate on the Term A portion in effect as of Closing (or if the amount actually provided under the Term A portion is less than the initial principal amount, the product obtained by multiplying amount actually provided by the effective annual yield to maturity of such amount as of Closing); plus

         (b) the product obtained by multiplying the initial principal amount of the Term B portion of the Senior Credit Facility by the interest rate on the Term B portion in effect as of Closing (or if the amount actually provided under the Term B portion is less than the initial principal amount, the product obtained by multiplying amount actually provided by the effective annual yield to maturity of such amount as of Closing); plus

         (c) the product obtained by multiplying the aggregate principal amount of the Subordinated Notes by the interest rate on the Subordinated Notes in effect as of Closing (or if the Subordinated Notes are initially issued and sold at a discount from their principal amount, the product obtained by multiplying the aggregate initial purchase price of the Subordinated Notes by the effective annual yield to maturity rate of the Subordinated Notes as of Closing);

by (ii) the sum of: (a) the initial principal amount of the Term A portion of the Senior Credit Facility (or if less than the initial principal amount is actually provided, the amount actually provided); (b) the initial principal amount of the Term B portion of the Senior Credit Facility (or if less than the initial principal amount is actually provided, the amount actually provided); and (c) the principal amount of the Subordinated Notes (or if the Subordinated Notes are initially issued and sold at a discount from their principal amount, the aggregate initial purchase price of the Subordinated Notes).

YEAR 2000 COMPLIANT means that the computer systems (i) are capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date related data for dates earlier and later than January 1, 2000,
(ii) have the ability to provide date recognition for any data element without limitation (including, but not limited to, date-related data represented without a century designation, date-related data whose year is represented by only two digits and date fields assigned special values), (iii) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (iv) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (v) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000, (vi) have the ability to correctly process after January 1, 2000 data containing dates before that date, and (vii) have the ability to recognize all "leap years," including February 29, 2000.

                                                                       EXHIBIT A
                               FIRST AMENDMENT TO

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                STERICYCLE, INC.



    Article 4 of the Corporation's Amended and Restated Certificate of Incorporation shall be amended to read as follows:

                                    ARTICLE 4

                                  CAPITAL STOCK

    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 31,000,000 shares, divided into two classes as follows: (i) 30,000,000 shares of Common Stock, with a par value of $.01 per share, and (ii) 1,000,000 shares of Preferred Stock, with a par value of $.01 per share.

    Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to fix by resolution the powers, designations, preferences and relative, participating, optional and other rights, and qualifications, limitations and restrictions, of each series of Preferred Stock, including, without limitation, the dividend rate, conversion rights, voting rights, liquidation preference and redemption price of the series.

                                                                       EXHIBIT B

                                STERICYCLE, INC.


                     CERTIFICATE OF DESIGNATION RELATING TO
         SERIES A CONVERTIBLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE



 Pursuant to Section 151 of the General Corporation Law of the State of Delaware




    Stericycle, Inc., a Delaware corporation (the "Corporation"), hereby certifies that pursuant to the authority contained in Article Four of the Corporation's Amended and Restated Certificate of Incorporation, as amended by the First Amendment (as amended, the "Restated Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the following resolution was duly adopted by the Board of Directors of the Corporation creating a series of its Preferred Stock designated as "Series A Convertible Preferred Stock":

    RESOLVED, that there is hereby created a series of the Preferred Stock of the Corporation designated as Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), consisting of 100,000 shares (25,000 of which shall be available solely for the payment of preferential dividends pursuant to the following Section 1A) and having the following voting powers, preferences and relative, participating, optional, conversion and other special rights, and qualifications, limitations and restrictions:

    1. DIVIDENDS.

    1A. PREFERENTIAL DIVIDENDS

    Preferential dividends on each share of Series A Preferred Stock shall accrue daily (whether or not there are profits or surplus available therefor) at the rate of 3.375% per annum of the Liquidation Preference thereof from the date of issuance of such share until the earliest of (i) the date on which the Liquidation Value of such share of Series A Preferred Stock is paid to the holder thereof in connection with the liquidation of the Corporation or the Corporation's redemption of such share of Series A Preferred Stock, (ii) the date on which such share of Series A Preferred Stock is converted into shares of Common Stock or (iii) the date on which such share of Series A Preferred Stock is otherwise acquired by the Corporation. Accrued preferential dividends on each share of Series A Preferred Stock shall accumulate annually on the anniversary of the date of initial issuance of such share. When and as declared, preferential dividends shall be paid only by the issuance of additional shares of Series A Preferred Stock (including fractional shares thereof) having an aggregate Liquidation Value at the time of such payment equal to the amount of the dividend to be paid. If and when any shares of Series A Preferred Stock are issued under this Section 1A for the payment of accumulated dividends and accrued dividends which have not yet been accumulated, such shares of Series A Preferred Stock shall be deemed to be validly issued and outstanding and fully paid and nonassessable.

    1B. PARTICIPATING DIVIDENDS

    In addition to preferential dividends payable under Section 1A, holders of Series A Preferred Stock shall share pro rata with holders of Common Stock, on the basis of the number of shares of Common Stock which each holder of Preferred Stock would be entitled to receive upon conversion of the holder's Preferred Stock into Common Stock as of the record date for the dividend or distribution, in all other dividends and distributions, if any, that the Corporation's board of directors may declare from time to time.

    2. LIQUIDATION.

    Upon any liquidation, dissolution or winding up of the Corporation (a "Liquidation"), each holder of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made in respect of any Junior Securities, an amount in cash equal to the greater of the following amounts (the "Liquidation Distribution"): (i) the product obtained by multiplying the Liquidation Value of each share by the number of shares of Series A Preferred Stock held by the holder or (ii) the amount that would be payable to the holder in respect of the Common Stock issuable upon conversion of the holder's shares of Series A Preferred Stock if all outstanding Series A Preferred Stock were converted into Common Stock immediately prior to the Liquidation. If upon a Liquidation the Corporation's assets available for distribution to its stockholders are insufficient to permit payment to holders of Series A Preferred Stock of the aggregate Liquidation Value of their Series A Preferred Stock, then the entire assets available for distribution shall be distributed among holders of Series A Preferred Stock pro rata on the basis of the aggregate Liquidation Value of the Series A Preferred Stock held by each holder. After payment in full has been made to holders of Series A Preferred Stock of the aggregate Liquidation Distributions in respect of their Series A Preferred Stock, holders of Series A Preferred Stock shall not share in any remaining assets of the Corporation available for distribution. The Corporation shall mail written notice of a Liquidation to each holder of record of Series A Preferred Stock at least 30 days prior to the date for payment or distribution to stockholders stated in the Corporation's notice; and at any time prior to the date stated in the Corporation's notice, a holder of Series A Preferred Stock may, at its option, convert its Series A Preferred Stock into Common Stock in accordance with Section 4.

    3. VOTING RIGHTS.

    3A. ORDINARY VOTING.

    Except as otherwise required by law, the Corporation's Restated Certificate of Incorporation or this Certificate of Designation, holders of Series A Preferred Stock shall be entitled to vote with holders of Common Stock as a single class on each matter submitted to a vote of the Corporation's stockholders. Each share of Series A Preferred Stock shall have a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which the share of Series A Preferred Stock is convertible as of the record date for determining the stockholders entitled to vote on the matter. Any fractional voting rights that result (after aggregating, in the case of each holder of Series A Preferred Stock, all shares of Common Stock into which all of the holders' shares of Series A Preferred Stock could be converted) shall be rounded upwards or downwards to the nearest whole number (with one-half being rounded upwards).

    3B. ELECTION OF DIRECTORS.

    So long as the initial purchasers of Series A Preferred Stock and their affiliates hold at least 50% of the Underlying Common Stock (determined as of the date of the initial issuance of Series A Preferred Stock), holders of Series A Preferred Stock, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each share of Series A Preferred Stock entitled to one vote, shall be entitled, in the election of directors of the Corporation, to elect two directors to serve on the Corporation's board of directors. Each director so elected shall serve until his successor is duly elected by holders of Series A Preferred Stock or he is removed from office by holders of Series A Preferred Stock. If holders of Series A Preferred Stock for any reason fail to elect anyone to fill any such directorship, the position shall remain vacant until such time as holders of Series A Preferred Stock elect a director to fill the position, and it shall not be filled by resolution or vote of the Corporation's board of directors or its other stockholders. In the event that the initial purchasers of Series A Preferred Stock and their affiliates cease to hold at least 50% of the Underlying Common Stock but continue to hold at least 25% of the Underlying Common Stock (determined as of the date of the initial issuance of Series A Preferred Stock), the right and power provided to holders of Series A Preferred Stock by this Section 3B shall be limited to the election of only one director. In the event that the initial purchasers of Series A Preferred Stock and their affiliates cease to hold at least 25% of the Underlying Common Stock (determined as of the date of the initial issuance of Series A Preferred Stock), the right and power provided to holders of Series A Preferred Stock by this Section 3B shall terminate.

    4. CONVERSION.

    4A. CONVERSION PROCEDURE.

    (a) At any time and on more than one occasion, a holder of Series A Preferred Stock may convert all or any portion of the holder's shares of Series A Preferred Stock (including any fraction of a share) into a number of shares of Common Stock computed by dividing (i) the aggregate Liquidation Value of the shares of Series A Preferred Stock to be converted by (ii) the Conversion Price then in effect.

    (b) Each conversion of Series A Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred Stock to be converted have been surrendered for conversion at the Corporation's principal office. When the conversion has been effected, the rights of the converting holder of Series A Preferred Stock as such holder shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon the conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

    (c) As soon as possible but in any event within 10 business days after a conversion has been effected, the Corporation shall deliver to the converting holder: (i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of the conversion in such name or names and such denomination or denominations as the converting holder has specified; and (ii) a certificate representing any shares of Series A Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with the conversion but which were not converted.

    (d) The issuance of a certificate or certificates for shares of Common Stock upon the conversion of Series A Preferred Stock shall be made without charge to the converting holder for any issuance tax in respect of the conversion or other cost incurred by the Corporation in connection with the conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Series A Preferred Stock, the Corporation shall take all actions that may be necessary in order to insure that the Common Stock issued as a result of the conversion is validly issued, fully paid and nonassessable.

    (e) The Corporation shall not close its books against the transfer of Series A Preferred Stock or of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock.

    (f) If any fractional interest in a share of Common Stock would, except for the provisions of this Section 4A(f), be issuable upon any conversion of Series A Preferred Stock, the Corporation, in lieu of issuing the fractional share otherwise issuable, may pay an amount to the holder of the fractional interest equal to the Market Price of the fractional interest as of the date of conversion.

    4B. CONVERSION PRICE. The initial conversion price for Series A Preferred Stock (the "Conversion Price") shall be $17.50. In order to prevent dilution of the conversion rights granted under Section 4A, the initial Conversion Price for Series A Preferred Stock shall be subject to adjustment from time to time pursuant to Sections 4C, 4D, 4E and 4F.

    4C. COMMON STOCK SUBDIVISION OR COMBINATION. If the Corporation at any time subdivides (by a stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to the subdivision shall be proportionately reduced; and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment of the Conversion Price under this Section 4C shall become effective as and when the subdivision or combination becomes effective.

    4D. CORPORATE CHANGE. Prior to the consummation of any Corporate Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to holders of a majority of the shares of Series A Preferred Stock then outstanding) to insure that each holder of Series A Preferred Stock shall have the right to receive upon conversion of the holder's Series A Preferred Stock, in lieu of the shares of Common Stock that the holder otherwise would have been entitled to receive upon conversion, the stock, securities or assets that the holder would have received in connection with the Corporate Change if the holder had converted the holder's Series A Preferred Stock immediately prior to the Corporate Change. The Corporation shall also make appropriate provisions (in form and substance satisfactory to holders of a majority of the shares of Series A Preferred Stock then outstanding) to insure that the provisions of this
Section 4 and Section 5 will continue to be applicable to the Series A Preferred Stock (including, in the case of any Corporate Change in which the successor or purchasing corporation is other than the Corporation, an immediate adjustment of the Conversion Price to the value of the Common Stock reflected by the terms of the Corporate Change, if the value so reflected is less than the Conversion Price in effect immediately prior to the Corporate Change). The Corporation shall not effect any Corporate Change unless, prior to the consummation of the Corporate Change, the successor corporation (if other than the Corporation) or the purchasing corporation assumes by written instrument (in form and substance reasonably satisfactory to holders of a majority of the shares of Series A Preferred Stock then outstanding) the obligation to deliver to each holder of Series A Preferred Stock such shares of stock, securities or assets that the holder is entitled to receive in accordance with this Section 4D.

    4E. WEIGHTED AVERAGE ANTI-DILUTION PROTECTION. If and whenever on or after the date of the initial issuance of Series A Preferred Stock the Corporation issues or sells, or in accordance with Section 4F is deemed to have issued or sold, any shares of the Common Stock for a consideration per share less than (i) the Conversion Price in effect immediately prior to the time of such issue or sale or (ii) the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale the Conversion Price shall be reduced to whichever of the following Conversion Prices is lower:

        (1) the Conversion Price determined by dividing (i) the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediate prior to such issue or sale plus (y) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; or

        (2) the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance or sale plus (ii) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock deemed outstanding immediately after such issue or sale.

Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of:

        (i) the issue of shares of Common Stock upon the exercise of Options outstanding as of the date of filing this Certificate of Designation; and

        (ii) for each fiscal year of the Corporation, the issue or sale (or deemed issue or sale) (occurring on or after August 13, 1999, in the case of the fiscal year ended December 31, 1999) of up to the Permissible Number of Shares for such fiscal year by reason of any one or combination of the following:

            (A) the grant or repricing of Options which are authorized to be granted or repriced under the Corporation's existing stock option plans as of the date of filing this Certificate of Designation and which are granted or repriced after the date of filing this Certificate of Designation at an exercise price not less than the Market Price on the date of grant or repricing; and

            (B) the grant or repricing of Options which are authorized to be granted or repriced under any new stock option plan which is adopted by the Corporation and approved by its stockholders after the date of filing this Certificate of Designation and which are granted or repriced at an exercise price not less than the Market Price on the date of grant or repricing;

            (C) the issuance of Common Stock as consideration for (either in whole or in part) the Corporation's acquisition of the assets or stock of any other Person or Persons in one or more transactions approved by the Corporation's board of directors.

As used in the preceding clause (ii), "Permissible Number of Shares" means, with respect to any fiscal year, the number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock outstanding as of 4:00 p.m. on the last trading day prior to the start of such fiscal year multiplied by
(ii) 0.04 (rounding any resulting fractional share to the nearest whole share). The Permissible Number of Shares for any fiscal year shall be proportionately adjusted for stock splits, combinations and dividends on the Common Stock during such year.

    4F. EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under Section 4E, the following shall be applicable:

    (a) If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any

Convertible Securities issuable upon exercise of such Options, is less than (i) the Conversion Price in effect immediately prior to the time of the granting or sale of such Options or (ii) the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

    (b) If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than (i) the Conversion Price in effect immediately prior to the time of such issue or sale or (ii) the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this
Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

    (c) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, a corresponding number of shares of Common Stock shall be deemed to have been issued and the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If such adjustment would result in an increase of the Conversion Price then in effect, however, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of Series A Preferred Stock. For purposes of this Section 4E, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; but no such change shall at any time cause the Conversion Price hereunder to be increased.

    (d) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. If such expiration or termination would result in an increase in the Conversion Price then in effect, however, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of Series A Preferred Stock. For purposes of this Section 4E, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preferred Stock.

    (e) If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the Consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business or the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding shares of Series A Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding shares of Series A Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

    (f) In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

    (g) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

    (h) If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

    4G. NOTICES. Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice of the adjustment to all holders of Series A Preferred Stock. The Corporation shall also give written notice to all holders of Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to the payment of any dividend or distribution to stockholders, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Liquidation or Corporate Change.

    5. REDEMPTIONS.

    5A. REDEMPTION AT HOLDER'S OPTION. At any time on or after (i) a Change in Control or (ii) a Bankruptcy Event has occurred and has continued for 60 days, each holder of Series A Preferred Stock shall have the right to require the Corporation to redeem all or a portion of the holder's Series A Preferred Stock at a redemption price equal to the aggregate Liquidation Value of the shares to be redeemed. Any holder of Series A Preferred Stock may exercise the holder's redemption right under this Section 5A by delivering to the Corporation at its principal office a written notice stating the holder's intention to exercise the holder's redemption right and the number of the holder's shares of Series A Preferred Stock to be redeemed. The Corporation shall be obligated to redeem the total number of shares of Series A Preferred Stock specified in the holder's redemption notice on the 15th business day following its receipt of the holder's notice. Within five days following receipt of a redemption notice from any holder of Series A Preferred Stock, the Corporation shall give written notice of the contemplated redemption to all other holders of Series A Preferred Stock, and each of them shall have the right, exercisable by written notice delivered to the Corporation at its principal office within 10 business days after receipt of the Corporation's notice, to request that all or a portion of the holder's shares of Series A Preferred Stock also be redeemed at the same time as the contemplated redemption. Redemptions under this Section 5A shall be subject to the terms of the Corporation's outstanding indebtedness, and the Corporation shall have no obligation to redeem any shares of Series A Preferred Stock in violation of the terms of its outstanding funded indebtedness.

    5B. REDEMPTION AT COMPANY'S OPTION. Beginning on the 30th-month anniversary of the date of initial issuance of Series A Preferred Stock, the Corporation shall have the right to redeem all (but not less than all) of the outstanding shares of Series A Preferred Stock at a redemption price equal to the aggregate Liquidation Value of the shares to be redeemed, upon written notice of the proposed redemption to all holders of Series A Preferred Stock given at least 30 days prior to the proposed redemption date, if both of the following conditions are satisfied:

        (1) the Market Price of a share of Common Stock for the 20 consecutive trading days immediately preceding the date of the Corporation's redemption notice is at least 150% of the Conversion Price then in effect; and

        (2) as of the redemption date, a registration statement covering all of the shares of Common Stock issued or issuable upon the conversion of all of the shares of Series A Preferred Stock delivered for conversion pursuant to
    Section 4A after the date of the Corporation's redemption notice and at least five business days prior to the redemption date, and providing for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, has been declared effective by the Securities and Exchange Commission.

The Corporation's exercise of its redemption rights under this Section 5B shall be subject to the conversion rights under Section 4A of each holder of Series A Preferred Stock, who may exercise those rights at any time prior to the redemption date. Redemptions under this Section 5B shall be subject to the terms of the Corporation's outstanding indebtedness, and the Corporation may not exercise its redemption rights under this Section 5B in violation of the terms of its outstanding funded indebtedness.

    5C. PAYMENT OF REDEMPTION PRICE. For each share of Series A Preferred Stock which is to be redeemed pursuant to Sections 5A or 5B, the Corporation shall be obligated on the redemption date to pay to the holder, upon the holder's surrender at the Corporation's principal office of the certificate representing the share to be redeemed, the full redemption price of the share in immediately available funds. In the case of a redemption pursuant to Section 5A, if the funds of the Corporation legally available for the redemption of Series A Preferred Stock on the redemption date are insufficient to redeem the total number of shares of Series A Preferred Stock that the Corporation is required to redeem, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series A Preferred Stock pro rata among the holders of the shares to be redeemed on the basis of the number of shares held by each holder. As and when following the redemption date additional funds of the Corporation become legally available for the redemption of Series A Preferred Stock, the Corporation shall immediately use such funds to redeem the balance of the shares of Series A Preferred Stock which the Corporation became obligated to redeem on the redemption date but which it has not redeemed. In the case of a redemption pursuant to Section 5B, the Corporation may not redeem any shares of Series A Preferred Stock unless the funds of the Corporation legally available for the redemption of Series A Preferred Stock are sufficient to redeem all of the outstanding shares of Series A Preferred Stock.

    5D. REISSUANCE OF CERTIFICATES. In the event that fewer than the total number of shares of Series A Preferred Stock represented by any certificate are redeemed upon a redemption pursuant to Sections 5A or 5B, the Corporation shall issue a new certificate representing the number of unredeemed shares of Series A Preferred Stock to the holder of those shares without cost to the holder promptly after the holder's surrender of the certificate representing the redeemed shares of Series A Preferred Stock.

    5E. REDEEMED SHARES. Any shares of Series A Preferred Stock which are redeemed by the Corporation shall be canceled and shall not be reissued, sold or transferred.

    6. RESTRICTIONS AND LIMITATIONS.

    As long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not amend or restate this Certificate of Designation or its Restated Certificate of Incorporation or by-laws in any manner that adversely affects the powers, preferences and rights of Series A Preferred Stock as designated in this Certificate of Designation. As long as any of the initial number of shares of Series A Preferred Stock remain outstanding, the Corporation shall not take any of the following actions without the affirmative vote or written consent of holders of a majority of the shares of Series A Preferred Stock then outstanding:

        (1) file any other certificate of designation or amend or restate this Certificate of Designation or the Corporation's Restated Certificate of Incorporation or by-laws (as each of them may be amended in compliance with this Section 6) in any manner that adversely affects the powers, preferences and rights of Series A Preferred Stock as designated in this Certificate of Designation (as it may be amended in compliance with this Section 6);

        (2) declare or pay any dividends on or declare or make any other direct or indirect distribution on account of any Junior Securities, or set apart any sum for any such purpose, except in accordance with Section 1;

        (3) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock except in accordance with Section 5; or

        (4) fix the size of the Corporation's board of directors at any number in excess of nine except in accordance with Section 7.

    7. SPECIAL VOTING RIGHTS.

    7A. ADDITIONAL DIRECTORS. If a Bankruptcy Event has occurred and has continued for 60 days, and if at the time there are at least 25% of the initial number of shares of Series A Preferred Stock outstanding , the number of directors constituting the Corporation's board of directors shall be increased, at the request of holders of a majority of the shares of Series A Preferred Stock then outstanding, by the minimum number that, taking into account the number of incumbent directors, if any, already serving as nominees of holders of Series A Preferred Stock, shall constitute a majority of the board of directors. Holders of Series A Preferred Stock shall have the special right, voting separately as a single class (with each share of Series A Preferred Stock being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect individuals to fill the newly-created directorships, to remove any individuals elected to these directorships and to fill any vacancies in these directorships. The special right of the holders of Series A Preferred Stock to elect or remove members of the board of directors may be exercised at the special meeting called pursuant to Section 7B, at any annual or special meeting of stockholders or by written consent in lieu of a stockholders meeting. This special right of holders of Series A Preferred Stock shall continue until such time as the Bankruptcy Event has ceased to exist, at which time the special right shall terminate subject to revesting upon the occurrence and continuation of any other Bankruptcy Event giving rise to the special right under this Section 7A.

    7B. SPECIAL MEETING. At any time when the special right under Section 7A has vested in the holders of Series A Preferred Stock, a proper officer of the Corporation shall, upon the written request of holders of at least 20% of the shares of Series A Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of holders of Series A Preferred Stock for the purpose of electing directors pursuant to this Section 7B. This special meeting shall be held at the earliest legally permissible date at the Corporation's principal office or at any other place designated by the holders of at least 20% of the shares of Series A Preferred Stock then outstanding. If the special meeting has not been called by a proper officer of the Corporation within 10 days after personal service of the written request upon the secretary of the Corporation or within 20 days after mailing the written request to the secretary of the Corporation at the Corporation's principal office, holders of at least 20% of the shares of Series A Preferred Stock then outstanding may designate in writing one of their number to call such special meeting at the Corporation's expense. The special meeting may be called by such Person so designated upon the shortest legally permissible notice and shall be held at the Corporation's principal office or at any other place designated by the holders of at least 20% of the shares of Series A Preferred Stock then outstanding. Any holder of Series A Preferred Stock so designated shall be given access to the Corporation's stock register for its Series A Preferred Stock for the purpose of causing a special meeting of holders of Series A Preferred Stock to be called pursuant to this Section 7B.

    7C. QUORUM AND VOTING. At any meeting or at any adjournment of a meeting at which holders of Series A Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of holders of a majority of the shares of Series A Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by holders of the Series A Preferred Stock. The vote of a majority of the quorum shall be required to elect or remove any such director.

    7D. TERM. Any director elected by holders of Series A Preferred Stock shall continue to serve as a director until the expiration of the lesser of (i) a period of 90 days following the date on the Bankruptcy Event has ceased to exist or (ii) the remaining period of the full term for which the director has been elected. After the expiration of this 90-day period, or when the full term for which the director has been elected expires (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to the number that constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Bankruptcy Event giving rise to the special right to elect directors.

    8. PURCHASE RIGHTS.

    If at any time the Corporation distributes, grants or sells any options, convertible securities or rights to stock, warrants, securities or other property to all holders of Common Stock (the "Purchase Rights"), each holder of Series A Preferred Stock shall be entitled to acquire, upon the terms applicable to the Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock issuable upon conversion of the holder's Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of the Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the distribution, issue or sale of the Purchase Rights.

    9. REGISTRATION OF TRANSFER.

    The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at the Corporation's principal office, the Corporation shall, at the request of the record holder of the certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange representing in the aggregate the number of shares of Series A Preferred Stock represented by the surrendered certificate. Each new certificate shall be registered in the name and represent the number of shares of Series A Preferred Stock requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. Any transfer of Series A Preferred Stock shall be subject, however, to any applicable contractual or other restrictions on transfer and the payment of any applicable transfer taxes by the transferring holder.

    10. REPLACEMENT.

    Upon receipt of evidence reasonably satisfactory to the Corporation (e.g., an affidavit of the registered holder) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender of the mutilated certificate, the Corporation shall (at its expense) execute and deliver in replacement a new certificate of like kind representing the number of shares of Series A Preferred Stock represented by the lost, stolen, destroyed or mutilated certificate and dated the date of the lost, stolen, destroyed or mutilated certificate.

    11. AMENDMENT AND WAIVER.

    No amendment, modification or waiver will be binding or effective with respect to any provision of this Certificate of Designation without the prior written consent of holders of not less than a majority of the shares of Series A Preferred Stock outstanding at the time that the action is taken. No change in the terms of this Certificate of Designation may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained the prior affirmative vote or written consent of holders of not less than a majority of the shares of Series A Preferred Stock then outstanding.

    12. NOTICES.

    All notices given pursuant to in this Certificate of Designation shall be in writing and shall be delivered by a national overnight courier service or by certified or registered mail, return receipt requested, and shall be deemed to have been delivered one business day after being given to the courier service for delivery, or three business days after being deposited in the mail (proper postage paid), if sent (i) to the Corporation at its principal executive offices and (ii) to any holder of Series A Preferred Stock at the holder's address as it appears in the Corporation's stock register (unless the holder has otherwise indicated in writing).

    13. DEFINITIONS.

    BANKRUPTCY EVENT means one of the following events: (i) the Corporation makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (ii) an order, judgment or decree is entered adjudicating the Corporation bankrupt or insolvent; or
(iii) any order for relief with respect to the Corporation is entered under the federal Bankruptcy Code; or (iv) the Corporation petitions or applies to any court for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or of any substantial part of its assets or commences any proceeding relating to the Corporation under any bankruptcy, reorganization, arrangement or insolvency law of any jurisdiction; or (v) any such petition or application is filed, or any such proceeding is commenced, against the Corporation and either
(a) the Corporation by any act indicates its approval of, consent to or acquiescence in the petition, application or proceeding or (b) the petition, application or proceeding is not dismissed within 90 days after being filed or commenced.

    CHANGE OF CONTROL means: (i) the acquisition (including by way of merger, consolidation or otherwise), directly or indirectly, by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities; or
(ii) a change in the composition of the Corporation's board of directors over a period of 36 consecutive months or less such that, by reason of one or more contested elections for directorships, a majority of the incumbent directors ceases to be comprised of individuals who either (A) have been directors continuously since the beginning of the 36-month period or (B) have been elected or nominated for election as directors during the 36-month period by at least a majority of the directors described in clause (A) who were still in office at the time that the board approved such election or nomination.

    COMMON STOCK means the Corporation's common stock, par value $.01 per share.

    COMMON STOCK DEEMED OUTSTANDING means, at any given time, (i) the number of shares of Common Stock actually outstanding at such time, plus (ii) the number of shares of Common Stock issuable upon conversion at such time of the shares of Series A Preferred Stock then outstanding, plus (iii) the number of shares of Common Stock deemed to be outstanding pursuant to Sections 4F(a) and 4F(b), whether or not the Options or Convertible Securities are actually exercisable at such time.

    CONVERSION PRICE is defined in Section 4B.

    CONVERTIBLE SECURITIES means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

    CORPORATE CHANGE means any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon a subsequent liquidation of the Corporation) stock, securities or assets in respect of or in exchange for Common Stock.

    JUNIOR SECURITIES means any capital stock of the Corporation other than Series A Preferred Stock.

    LIQUIDATION is defined in Section 2A.

    LIQUIDATION DISTRIBUTION is defined in Section 2.

    LIQUIDATION PREFERENCE means, with respect to a share of Series A Preferred Stock, the sum of (i) $1,000 plus (ii) all accumulated preferential dividends on such share.

    LIQUIDATION VALUE means, with respect to a share of Series A Preferred Stock, the sum of (i) $1,000 plus (ii) all accumulated preferential dividends on such share plus (iii) all accrued and unpaid dividends on such share which have not yet been accumulated.

    MARKET PRICE of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may be listed at the time, or, if there has been no sales on any such exchange on any day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or any similar successor organization, in each such case (except when the "Market Price" is being determined for purposes of Section 5B(1)) averaged over a period of 20 days consisting of the day as of which the "Market Price" is being determined and the 19 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the shares of Series A Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the shares of Series A Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser. Notwithstanding the preceding: (i) an Option which is granted or repriced at an exercise price equal to the last reported sales price of a share of Common Stock on the Nasdaq National Market on the date of grant or repricing shall be considered to have been granted or repriced at the Market Price on the date of grant or repricing; and (ii) shares of Common Stock which are issued and sold in an underwritten registered public offering shall be considered to have been issued and sold at the Market Price.

    OPTIONS means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

    PERSON means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity.

    PURCHASE RIGHTS is defined in Section 8.

    UNDERLYING COMMON STOCK means all shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock (which number shall be determined, with respect to any given date, based upon the Conversion Price in effect as of such date).

    In witness, Stericycle, Inc. has caused this Certificate of Designation to
be duly executed on     , 1999.

                                        STERICYCLE, INC.,
                                         a Delaware corporation


                                        By
                                            Name:
                                            Title:

                     REGISTRATION RIGHTS AGREEMENT                    EXHIBIT C



    This Agreement is entered into as of       , 1999 by Stericycle, Inc., a
Delaware corporation (the "Company"), and the Persons whose names are set forth on the attached Schedule I (collectively, the "Investors").

    A. The Company and the Investors have entered into a Series A Convertible Preferred Stock Purchase Agreement, dated as of the same date as this Agreement (the "Purchase Agreement"), pursuant to the terms and conditions of which the Company is issuing and selling to the Investors, and the Investors are purchasing from the Company, 75,000 of Series A Convertible Preferred Stock (the "Preferred Shares").

    B. The Parties' execution and delivery of this Agreement is a condition of their respective obligations to close the Purchase Agreement.

    The Parties agree as follows:

    Capitalized terms which are used in this Agreement without being defined have the same meanings that they are given in the Purchase Agreement. Certain capitalized terms used in this Agreement are defined in the attached Schedule A.

    1. DEMAND REGISTRATIONS.

    1A. GENERAL. On or at any time after the first anniversary of Closing, holders of a majority of the Registrable Securities then outstanding may request registration under the Securities Act of all or any portion of their Registrable Securities in connection with a firm commitment underwritten public offering of those securities. All registrations requested pursuant to this Section 1 are referred to in this Agreement as "Demand Registrations." Holders of Registrable Securities shall be limited to two Demand Registrations. In regard to Demand
Registrations:

        (1) Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within 10 days after receipt of any request for a Demand Registration, the Company shall give written notice of the requested registration to all other holders of Registrable Securities, and shall include in the registration all Registrable Securities with respect to which the Company has received written requests for inclusion within 15 days after receipt of the Company's notice.

        (2) A Demand Registration shall not be counted as one of the two permitted Demand Registrations unless (i) it has become effective and (ii) the Persons making the request are able to register and sell at least 75% of the Registrable Securities included in the registration.

        (3) The Company shall pay all Registration Expenses in connection with any Demand Registration whether or not it is counted as one of the two permitted Demand Registrations.

        (4) Demand Registrations shall be on Form S-2 or Form S-3 or any similar short-form registration statement, if available.

        (5) The Company shall have the right to select the managing underwriter in connection with the offering, subject to the approval of a majority of the holders of the Registrable

     Securities requesting registration, and holders of a majority of the Registrable Securities requesting registration shall have the right to select a co-managing underwriter, subject to the Company's approval.

     1B. LIMIT ON REGISTRABLE SECURITIES. If the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in the offering exceeds the number of Registrable Securities that can be sold without adversely affecting the marketability of the offering, the Company shall include in the registration the number of Registrable Securities requested to be included which in the opinion of the underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders on the basis of the number of Registrable Securities owned by each holder.

     1C. RESTRICTIONS. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors in good faith reasonably determines that the Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction. In this event, the holders of Registrable Securities initially requesting the Demand Registration shall be entitled to withdraw their request. If their request is withdrawn, the Demand Registration shall not count as one of the two permitted Demand Registrations, and the Company shall pay all Registration Expenses in connection with the registration. The Company may delay a Demand Registration pursuant to this Section 1C only once in any 12-month period.

     2. PIGGYBACK REGISTRATIONS.

     2A. Right To Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall include in the registration all Registrable Securities with respect to which the Company has received written requests for inclusion within 20 days after receipt of the Company's notice. Holders of Registrable Securities shall be entitled to unlimited Piggyback Registrations for their Registrable Securities.

     2B. PIGGYBACK EXPENSES. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

     2C. PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the Company shall include in the registration (i) first, the securities that the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in the registration, pro rata among the holders of the Registrable Securities on the basis of the number of Registrable Securities owned by each holder, and (iii) third, any other securities requested to be included in the registration.

     2D. PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the Company shall include in the registration (i) first, the Registrable Securities requested to be included in the registration, pro rata among the holders of the Registrable Securities on the basis of the number of Registrable Securities owned by each holder, and (ii) second, the other securities requested to be included in the registration.

     2E. Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if the previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of its securities, until a period of at least 180 days has elapsed from the effective date of the previous registration.

     3.  Holdback Agreements.

     3A. Holders of Registrable Securities. Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for equity securities of the Company, during the 30 days prior to and the 120-day period (or such lesser period as the managing underwriters may agree to) beginning on the effective date of any Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such Demand Registration or underwritten Piggyback Registration), unless the underwriters managing the offering otherwise agree.

     3B. Company. The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during such period prior to and following the effective date of any Demand Registration or any underwritten Piggyback Registration as the Company and the underwriters managing the offering may agree.

     4.  Registration Procedures.

     Whenever holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of the Registrable Securities in accordance with the intended method of disposition, In this regard, the Company shall:

         (1) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause the registration statement to become effective;

         (2) notify each holder of Registrable Securities of the effectiveness of each registration statement filed under this Agreement and prepare and file with the Securities and Exchange Commission any amendments and supplements to the registration statement and the prospectus that may be necessary to keep the registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement during this 180-day period in accordance with the intended methods of disposition by the sellers described in the registration statement;

         (3) furnish to each seller of Registrable Securities the number of copies of the registration statement, each amendment and supplement, the prospectus included in the registration statement (including each preliminary prospectus) and any other documents that each seller may reasonably request in order to facilitate the disposition of the seller's Registrable Securities;

     (4) use its best efforts to register or qualify the Registrable
Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the seller to consummate the disposition in those jurisdictions of the Registrable Securities owned by the seller (but the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     (5) notify each seller of Registrable Securities, at any time when a prospectus relating to those securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in the prospectus not misleading; and, at the request of any seller, the Company shall prepare a supplement or amendment to the prospectus so that, when delivered to purchasers of the Registrable Securities, the prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements in the prospectus not misleading;

     (6) cause all Registrable Securities to be quoted on the Nasdaq National Market System;

     (7) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the registration statement;

     (8) enter into such customary agreements (including underwriting agreements in customary form) and take all other actions that holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities;

     (9) make available for inspection by any seller of Registrable
Securities, any underwriter participating in any disposition pursuant to the registration statement and any attorney, accountant or other agent retained by any seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the registration statement;

     (10) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158; and

     (11) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in the registration statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order.

     5.  Registration Expenses.

     5A. Payment by Company. All Registration Expenses shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expenses and fees for listing the securities to be registered on the Nasdaq National Market System.

     5B. Fees of Counsel. In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in the registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in the registration and for the reasonable fees of one special counsel retained by the holders of Registrable Securities to render any required legal opinions in connection with an underwritten registration which the first counsel is unable or unwilling to render.

     5C. Payment by Holders. To the extent that Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration under this Agreement shall pay those Registration Expenses allocable to the registration of the holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in the registration in proportion to the aggregate selling price of the securities to be so registered.

     6.  Indemnification.

     6A. Indemnification by Company. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any Violation, except insofar as the Violation is caused by or contained in any information furnished in writing to the Company by the holder expressly for use in a registration statement, prospectus, amendment, supplement or related document or is caused by the holder's failure to deliver a copy of the registration statement or prospectus or any amendment or supplements after the Company has furnished the holder with a sufficient number of copies. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent provided in this Section 6(a) with respect to the indemnification of holders of Registrable Securities.

     6B. Indemnification by Holder. In connection with any registration statement in which a holder of Registrable Securities is participating, the holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with the registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any Violation to the extent that the Violation is caused by or contained in any information furnished in writing to the Company by the holder expressly for use in a registration statement, prospectus, amendment, supplement or related document. This obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by the holder from the sale of Registrable Securities pursuant to the registration statement.

     6C. Procedures. Any Person entitled to indemnification under this
Section 6 shall give prompt written notice to the indemnifying party of any claim with respect to which the Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification to the extent that the failure has not prejudiced the indemnifying party).Unless in the indemnified party's reasonable judgment a conflict of interest between the indemnified and indemnifying parties may exist with respect to the claim for indemnification, the indemnified party shall permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the defense of the claim is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but the indemnifying party shall not unreasonably withhold its consent). An indemnifying party who is not entitled to, or who elects not to, assume the defense of a claim for indemnification shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any of the other indemnified parties with respect to the claim .

     6D. SURVIVAL. The indemnification under this Section 6 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of the indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to the indemnified party in the event that the Company's indemnification is unavailable for any reason.

     7.  PARTICIPATION IN UNDERWRITTEN REGISTRATION.

     No Person may participate in any underwritten registration pursuant to this Agreement unless the Person (i) agrees to sell securities on the basis provided in the underwriting arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of the underwriting arrangements. In any event, however, no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding the holder and the holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters except as otherwise provided in Section 6.

     8.  MISCELLANEOUS.

     8A. NO INCONSISTENT AGREEMENTS. The Company shall not enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. Without limiting the generality of the foregoing, until the initial holders of Registrable Securities cease to hold at least 25% of the number of Registrable Securities initially acquired by such holders, the Company shall not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities. The Company may grant rights to other Persons to participate in Piggyback Registrations, however, so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations as set forth in Sections 2C and 2D of this Agreement. The Company represents and warrants that, except for the Registration Agreement dated October 19, 1994 between the Company and certain of its stockholders, as amended, the Company is not a party to or otherwise subject to any other agreement granting registration rights to any other Person with respect to securities of the Company.

     8B. NOTICES. All Notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, telecopier or personal delivery, as follows:

     (a) if to Stericycle, to:

                               Stericycle, Inc.
                               28161 North Keith Drive
                               Lake Forest, Illinois 60045
                               Attention:  Mr. Mark C. Miller
                                           President and Chief Executive Officer
                               Telecopier: (847) 367-9493

     with a required copy to:
                              Johnson and Colmar
                              300 South Wacker Drive
                              Suite 1000
                              Chicago, Illinois 60606
                              Attention:   Craig P. Colmar, Esq.
                              Telecopier:  (312) 922-9283

     (b) if to the Investors, in care of:

                              Bain Capital, Inc.
                              Two Copley Place
                              Boston, Massachusetts 02116
                              Attention:   Mr. Stephen G. Pagliuca
                                           Mr. Robert Gay
                                           Mr. John P. Connaughton
                                           Mr. Joe Pretlow
                              Telecopier:  (617) 572-3274

     with a required copy to:

                              Kirkland & Ellis
                              200 East Randolph Drive
                              Chicago, Illinois 60601
                              Attention:   Jeffrey C. Hammes, P.C.
                              Telecopier:  (312) 861-2200

All Notices sent by certified or registered mail shall be considered to have been given three business days after being deposited in the mail. All Notices sent by overnight courier service, telecopier or personal delivery shall be considered to have been given when actually received by the intended recipient. A Party may change its address for purposes of this Agreement by Notice in accordance with this Section 8B.

     8C. WAIVER. The rights and remedies of the Company and holders of Registrable Securities are cumulative and not alternative. Neither the failure nor any delay by the Company or any holder of Registrable Securities in exercising any right, power or privilege under this Agreement shall operate as a waiver of that right, power or privilege, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. All waivers shall be in writing signed by the party to be charged with the waiver, and no waiver that may be given by a party shall be applicable except in the specific instance for which it is given.

     8D. AMENDMENT. This Agreement may not be amended except by a written agreement signed by the Company and holders of a majority of the Registrable Securities.

     8E. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement which is held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

     8F. CAPTIONS. The captions of sections of this Agreement are for convenience only and shall not affect this the construction or interpretation of this Agreement.

     8G. CONSTRUCTION. All references in this Agreement to "Section" or "Sections" refer to the corresponding section or sections of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     8H. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.

     8I. GOVERNING LAW. This Agreement shall be governed by the Laws of the State of Illinois without regard to conflicts of laws principles.

     8J. BINDING EFFECT. This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective successors and permitted assigns.

     In witness, the Parties have executed this Agreement.


                                      STERICYCLE, INC.,


                                      By:
                                          President and Chief Executive Officer


                                      BAIN CAPITAL FUND VI, L.P.

                                      By:  Bain Capital Partners VI, L.P.
                                      Its: General Partner

                                      By:  Bain Capital, Inc.
                                      Its: General Partner

                                      By:
                                           A Managing Director


                                      BCIP ASSOCIATES II

                                      By:
                                           A General Partner


                                      BCIP ASSOCIATES II-B


                                      By:
                                           A General Partner


                                      BCIP ASSOCIATES II-C


                                      By:
                                           A General Partner


                                      BROOKSIDE INVESTORS, LLC


                                      By:
                                           A Managing Director






                                      BCIP TRUST ASSOCIATES II

                                      By:  Bain Capital, Inc.
                                      Its: General Partner

                                      By:
                                           A Managing Director


                                      BCIP TRUST ASSOCIATES II-B

                                      By:  Bain Capital, Inc.
                                      Its: General Partner

                                      By:
                                           A Managing Director


                                      SANKATY HIGH YIELD ASSET PARTNERS, L.P.

                                      By:
                                      Its:


                                           PEP INVESTMENTS PTY. LIMITED

                                      By:  Bain Capital, Inc.


                                      By:
                                           A Managing Director

                                   SCHEDULE I

                                    Investors

Name and Address           Number of Shares Purchased*          Purchase Price*

Bain Capital Fund VI, L.P.
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Associates II
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Associates II-B
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Associates II-C
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

Brookside Investors, LLC
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Trust Associates II
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Trust Associates II-B
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

Sankaty High Yield Asset Partners, L.P.
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

PEP Investments Pty. Limited
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

* Individual allocations of the 75,000 Shares to be purchased by the Investors for $75,000,000 are to be specified by the Investors prior to Closing.
                                   SCHEDULE A



                                  DEFINED TERMS



    EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

    PERSON means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity.

    REGISTRABLE SECURITIES means (i) any shares of Common Stock issued or issuable upon conversion of the Preferred Shares and (ii) any shares of Common Stock issued or issuable (A) as a dividend or distribution in respect of, or (B) in exchange for or replacement of, or (C) upon conversion or exercise of any warrant or other security issued or issuable as a dividend or distribution in respect of or in exchange for or replacement of, the Preferred Shares and any shares of Common Stock issued or issuable upon conversion of the Preferred Shares. Any Registrable Securities shall cease to be Registrable Securities if and when they (or, in respect of issuable but not yet issued Registrable Securities, the underlying Preferred Stock or Common Stock) cease to be held by an Investor or a Permitted Transferee (as "Permitted Transferee" is defined in the Corporate Governance Agreement).

    REGISTRATION EXPENSES means all expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts, commissions and underwriters' counsel fees) and other Persons retained by the Company.

    SECURITIES ACT means the Securities Act of 1933, as amended.

    VIOLATION means any of the following statements, omissions or violations:
(i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any related preliminary or final prospectus, any amendment or supplement, or any document filed under state securities or "blue sky" laws, (ii) the omission or alleged omission to state a material fact required to be stated in any such registration statement, prospectus, amendment, supplement or document or necessary to make the statements in any such registration statement, prospectus, amendment, supplement or document not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

                    CORPORATE GOVERNANCE AGREEMENT                EXHIBIT D



    This Agreement is entered into as of          , 1999 by Stericycle, Inc., a
Delaware corporation (the "Company"), and the Persons whose names are set forth on the attached Schedule I (collectively, the "Investors").

    A. The Company and the Investors have entered into the Series A Convertible Preferred Stock Purchase Agreement, dated as of the same date as this Agreement (the "Purchase Agreement"), pursuant to the terms and conditions of which the Company is issuing and selling to the Investor, and the Investors are purchasing from the Company, 75,000 shares of Series A Convertible Preferred Stock (the "Preferred Shares").

    B. The Parties' execution and delivery of this Agreement is a condition of their respective obligations to close the Purchase Agreement.

    The Parties agree as follows:

    1. DEFINITIONS. Capitalized terms which are used in this Agreement without being defined have the same meanings that they are given in the Purchase Agreement. In addition, the following terms have these meanings.

    BOARD OF DIRECTORS or BOARD means the Company's board of directors.

    CONVERTED SHARES means the shares of Common Stock actually received by the Investor or a Permitted Transferee upon conversion of some or all of the Preferred Shares.

    INITIAL INTEREST means the aggregate number of shares of Common Stock into which the Preferred Shares may be converted as of Closing.

    INVESTOR NOMINEE means any person nominated by the Permitted Owners to serve as a director of the Company pursuant to this Agreement.

    PERMITTED OWNER means (i) an Investor, for as long as the Investor continues to be the beneficial owner of Shares, and (ii) each Permitted Transferee, for as long as the Permitted Transferee continues to be the beneficial owner of Shares.

    PERMITTED TRANSFEREE means (i) any Affiliate (including any partner) of any Investor to whom an Investor or another Affiliate of any Investor Transfers Preferred Shares or Converted Shares, (ii) any other Person to whom an Investor or an Affiliate of any Investor Transfers Preferred Shares or Converted Shares with the prior written consent of the Board of Directors and (iii) any Person to whom a transferee described in clause (ii) Transfers Preferred or Converted Shares with the prior written consent of the Board of Directors. In no event shall any Person who acquires Converted Shares pursuant to a Rule 144 Sale or an offering registered under the Securities Act be considered a Permitted Transferee. No Transfer otherwise permissible shall be effective unless the transferee agrees in writing expressly for the Company's benefit to be bound by the provisions of this Agreement, and in this event, the transferor shall not be liable for the transferee's performance of its obligations under this Agreement.

    RULE 144 SALE means a transaction exempt from registration pursuant to Rule 144 under the Securities Act.

    SHARES means, at any time, the aggregate number of (i) Converted Shares then held by the

Investor and Permitted Transferees, (ii) Converted Shares that the Investors and Permitted Transferees then have the right to receive upon a conversion of all Preferred Shares then held by them and (iii) any other shares of Common Stock then held by the Investors and Permitted Transferees.

    TRANSFER means to sell, assign, transfer (voluntarily or involuntarily), exchange (by merger or otherwise) or otherwise dispose of or to grant a lien, encumbrance, pledge or other form of security interest.

    2.  CORPORATE GOVERNANCE.

    2A. APPOINTMENT OF INVESTOR NOMINEES. Effective as of Closing, the Company shall increase the size of its Board of Directors from seven directors to nine directors, and the Board shall appoint two Investor Nominees designated by the Investors to fill the vacancies created. An Investor Nominee shall serve on each committee of the Board.

    2B. MAINTENANCE OF DIRECTORSHIPS.

    (a) For as long as Shares representing at least 50% in the aggregate of the Initial Interest are beneficially owned by Permitted Owners, Permitted Owners shall continue to have the right to nominate two persons for election to the Company's Board of Directors (which two persons shall include any persons elected to the Board by holders of Preferred Shares pursuant to the Certificate of Designation).

    (b) If Shares representing at least 50% in the aggregate of the Initial Interest cease to be beneficially owned by Permitted Owners, one of the two Investor Nominees (as specified by the Permitted Owners) shall immediately resign as a director upon the Company's written request. For as long as Shares representing at least 25% in the aggregate of the Initial Interest are beneficially owned by Permitted Owners, Permitted Owners shall continue to have the right to nominate one person for election to the Company's Board of Directors (which person shall include any persons elected to the Board by holders of Preferred Shares pursuant to the Certificate of Designation).

    (c) If at any time Shares representing at least 25% in the aggregate of the Initial Interest cease to be beneficially owned by Permitted Owners, Permitted Owners shall cease to be entitled to nominate any person for election to the Company's Board of Directors, and the Investor Nominee currently serving as a director (or both Investor Nominees currently serving as directors, as the case may be) shall immediately resign upon the Company's written request.

    2C. REMOVAL AND REPLACEMENT.

    (a) If at any time Permitted Owners notify the Board of Directors of their wish to remove any incumbent Investor Nominee as a director, the Board shall vote to remove the Investor Nominee (if his or her removal is permitted under the Company's by-laws and the Delaware General Corporation Law). Removal of an incumbent Investor Nominee by the Board otherwise than at the request of the Permitted Owners shall require their prior written consent unless the removal is based upon the Investor Nominee's willful misconduct.

    (b) If at any time a vacancy is created on Board of Directors by reason of the incapacity, death, removal or resignation of an incumbent Investor Nominee, the Permitted Owners shall designate a person to fill the vacancy (who promptly shall be appointed by the incumbent directors). If the Permitted Owners nominate an Investor Nominee for election to the Board of Directors and the Company's stockholders fail to elect him or her to office, the Investor and its Permitted Transferees shall be entitled to designate a substitute Investor Nominee to fill the resulting vacancy (who promptly shall be appointed by the incumbent directors).

    (c) At each meeting of stockholders of the Company at which directors are elected, the nominees for directors proposed by the Company shall include the Investor Nominee or Nominees required pursuant to this Agreement.

    2D. INVESTOR NOMINEE.

    Each incumbent Investor Nominee shall receive notice of each meeting of the Board of Directors at the same time and in the same manner as other members of the Board. Each incumbent Investor Nominee shall be entitled to indemnification rights, travel and expense reimbursement and compensation substantially similar to those of other non-employee directors of the Company. The Company shall at all times maintain a directors' and officer' insurance policy covering each incumbent Investor Nominee that provides in the aggregate substantially the same coverage as the policy covering the current directors of the Company as of the date of this Agreement.

    2E. ACTIONS BY PERMITTED OWNERS.

    Any action by Permitted Owners under this Section 2 shall be by majority vote of the Permitted Owners, with each Preferred Share having a number of votes equal to the number of Converted Shares into which it may then be converted, and each Converted Share having one vote.

    3.  CERTAIN ACTIONS OF THE COMPANY.

    3A. ACTIONS. Subject to Section 3B, the Company shall not do any of the following (whether in one or a series of related actions or transactions) without the approval of holders of a majority of the Shares then beneficially owned by Permitted Owners:

        (1) declare or pay any dividend or other payment to holders of Common Stock or any other securities junior in right of payment to the Preferred Shares;

        (2) increase the size of the Company's Board (other than pursuant to Section 2A);

        (3) merge or consolidate with, or permit any Subsidiary to merge or consolidate with, any Person (other than a merger or consolidation between the Company and a wholly-owned Subsidiary or between one wholly-owned Subsidiary and another), or acquire, or permit any Subsidiary to acquire, any interest in any Person or business (whether by purchase of assets, purchase of stock, merger or otherwise), involving an aggregate consideration (including assumed liabilities) exceeding $20,000,000 in any one transaction or series of related transactions or exceeding $50,000,000 in any 12-month period;

        (4) divest or dispose of, or permit any Subsidiary to divest or dispose of, any business or other assets (other than obsolete or worn-out assets), whether by sale of assets, sale of stock, merger or otherwise, involving an aggregate consideration exceeding $20,000,000 in any one transaction or series of related transactions or exceeding $50,000,000 in any 12-month period;

        (5) become subject to or permit any Subsidiary to become subject to, or amend, any Contract which by its terms would restrict the Company's right to perform the provisions of this Agreement, the Registration Agreement, the Certificate of Designation, the Company's certificate of incorporation and the Company's bylaws that benefit the Investors;

        (6) enter into or amend, or permit any Subsidiary to enter into or amend, any Contract, transaction or arrangement with any of its or any Subsidiary's officers, directors, employees, stockholders or Affiliates, except for (i) customary employment and director arrangements consistent with past practice, (ii) benefit programs on reasonable terms consistent with past practice, (iii) transactions or arrangements between the Company and any wholly-owned

    Subsidiary or between one wholly-owned Subsidiary and another (treating 3CI Complete Compliance Corporation as a wholly-owned Subsidiary for purposes of this clause (iii)), and (iv) transactions with an Affiliate that arise solely as a result of owning an equity interest in the Affiliate; or

        (7) directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur"), or permit any Subsidiary to incur, any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and will not permit any Subsidiary to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company's Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 1.75 to 1.0 in the case of any such incurrence or issuance occurring on or prior to the second anniversary of the date of Closing and
    2.0 to 1.0 in the case of any such incurrence or issuance that occurs thereafter, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

Capitalized terms used in Section 3A(7) which are not defined elsewhere in this Agreement have the same meanings that the same or corresponding terms are given in the trust indenture to be entered into by the Company in connection with its offering of the Subordinated Notes (the "Trust Indenture"). The restriction in
Section 3A(7) shall not prohibit the incurrence of any Permitted Debt (as "Permitted Debt" is defined in connection with the corresponding covenant by the Company under the Trust Indenture), but only to the extent that the actual definitions in the Trust Indenture of "Permitted Debt" and the other capitalized terms used in Section 3A(7) which are not defined elsewhere in this Agreement are no more permissive or otherwise favorable to the Company than the definitions used in the description of the Subordinated Notes that the Company has provided to the Investors (being a draft prepared by Latham & Watkins dated July 16, 1999, bearing the following footer on each page: NY_DOCS\356862 [W97]).

    3B. TERMINATION. The restriction in Section 3A(1) shall terminate when Permitted Owners cease beneficially to own Preferred Shares representing at least 25% in the aggregate of the Initial Interest. The restriction in Section 3A(2) shall terminate when Permitted Owners cease to be entitled under both this Agreement and the Certificate of Designation to nominate any person for election to the Company's Board of Directors. The restrictions in each of Sections 3A(3),
(4), (5), (6) and (7) shall terminate when Permitted Owners cease beneficially to own Shares representing at least 20% in the aggregate of the Initial Interest.

    4.  STANDSTILL AND RESTRICTIONS ON TRANSFER.

    4A. STANDSTILL. Unless previously agreed to in writing by the Company, until the earliest to occur of (x) the date on which the Investors and Permitted Transferees cease beneficially to own any Shares, (y) the Investors have completed a distribution of all Shares to their partners, or (z) the first anniversary of the date of this Agreement, Permitted Owners shall not: (i) acquire any securities of the Company (other than upon conversion of Preferred Shares) if, after the acquisition, they would beneficially own more than 30% of the voting power of the Company's outstanding securities; or (ii) acquire, or attempt to acquire, directly or indirectly, control of the Company (through a proxy contest or otherwise) or any of the Company's businesses or assets, except, in each case, (a) in response to a proposal that has been made to the Company's stockholders that would materially and adversely affect the Investors or their investment in the Company or the Shares or (b) pursuant to the exercise of preemptive or purchase rights under the Purchase Agreement or the Certificate of Designation.

    4B. RESTRICTIONS ON TRANSFER. Prior to the fifth anniversary of the date of this Agreement, except for Transfers to a Permitted Transferee, no Permitted Owner shall Transfer any Preferred Shares. This restriction shall not apply to
(i) the Transfer of any Preferred Shares which a Permitted Owner has a right to have redeemed pursuant to Section 5A of the Certificate of Designation but which for any reason the Company has failed to redeem within 30 days after the Permitted Owner's exercise of his or its redemption right (ii) or to the Transfer of any securities other than Preferred Shares. The right of a Permitted Owner under the preceding sentence shall be in addition to any other rights and remedies available to the Permitted Owner at law or in equity.

    5.  MISCELLANEOUS.

    5A. NOTICES. All Notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, telecopier or personal delivery, as follows:

        (a) if to Stericycle, to:

                               Stericycle, Inc.
                               28161 North Keith Drive
                               Lake Forest, Illinois 60045
                               Attention:  Mr. Mark C. Miller
                                           President and Chief Executive Officer
                               Telecopier: (847) 367-9493

            with a required copy to:

                                Johnson and Colmar
                                300 South Wacker Drive
                                Suite 1000
                                Chicago, Illinois 60606
                                Attention:  Craig P. Colmar, Esq.
                                Telecopier: (312) 922-9283

            (b) if to the Investors, in care of:

                                Bain Capital, Inc.
                                Two Copley Place
                                Boston, Massachusetts 02116
                                Attention:  Mr. Stephen G. Pagliuca
                                            Mr. Robert Gay
                                            Mr. John P. Connaughton
                                            Mr. Joe Pretlow
                                Telecopier: (617) 572-3274

            with a required copy to:

                                Kirkland & Ellis
                                200 East Randolph Drive
                                Chicago, Illinois 60601
                                Attention:  Jeffrey C. Hammes, P.C.
                                Telecopier: (312) 861-2200

All Notices sent by certified or registered mail shall be considered to have been given three business days after being deposited in the mail. All Notices sent by overnight courier service, telecopier or personal delivery shall be considered to have been given when actually received by the intended recipient. A Party may change its address for purposes of this Agreement by Notice in accordance with this Section 5A.

    5B. WAIVER. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of that right, power or privilege, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. All waivers shall be in writing signed by the Party to be charged with the waiver, and no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given.

    5C. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter (including the standstill provision of any confidentiality agreement between the Parties) and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the Party to be charged with the amendment.

    5D. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall be considered to give any Person other than the Parties (and Permitted Transferees) any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement. This Agreement and all of its provisions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns.

    5E. EQUITABLE RELIEF. In addition to any other remedies which may be available, the Company and each Permitted Owner shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement, the Purchase Agreement, the Registration Rights Agreement or the Certificate of Designation by another Party, and neither the Company nor any Permitted Owner nor the Investor Nominee or Nominees shall oppose the granting of such relief.

    5F. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement which is held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

    5G. CAPTIONS. The captions of sections of this Agreement are for convenience only and shall not affect this the construction or interpretation of this Agreement.

    5H. CONSTRUCTION. All references in this Agreement to "Section" or "Sections" refer to the corresponding section or sections of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

    5I. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.

    5J. GOVERNING LAW. This Agreement shall be governed by the Laws of the State of Illinois without regard to conflicts of laws principles.

    5K. BINDING EFFECT. This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective successors and permitted assigns.


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



    In witness, the Parties have executed this Agreement.


                                      STERICYCLE, INC.,


                                      By:
                                           President and Chief Executive Officer


                                      BAIN CAPITAL FUND VI, L.P.

                                      By:  Bain Capital Partners VI, L.P.
                                      Its: General Partner

                                      By:  Bain Capital, Inc.
                                      Its: General Partner

                                      By:
                                           A Managing Director


                                      BCIP ASSOCIATES II


                                      By:
                                           A General Partner


                                      BCIP ASSOCIATES II-B


                                      By:
                                           A General Partner


                                      BCIP ASSOCIATES II-C


                                      By:
                                           A General Partner


                                      BROOKSIDE INVESTORS, LLC


                                      By:
                                           A Managing Director





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


                                      BCIP TRUST ASSOCIATES II

                                      By:  Bain Capital, Inc.
                                      Its: General Partner

                                      By:
                                           A Managing Director


                                      BCIP TRUST ASSOCIATES II-B

                                      By:  Bain Capital, Inc.
                                      Its: General Partner

                                      By:
                                           A Managing Director


                                      SANKATY HIGH YIELD ASSET PARTNERS, L.P.


                                      By:
                                      Its:


                                      PEP INVESTMENTS PTY. LIMITED

                                      By:  Bain Capital, Inc.


                                      By:
                                           A Managing Director




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                                   SCHEDULE I


                                    INVESTORS

NAME AND ADDRESS           NUMBER OF SHARES PURCHASED*           PURCHASE PRICE*

Bain Capital Fund VI, L.P.
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Associates II
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Associates II-B
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Associates II-C
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

Brookside Investors, LLC
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Trust Associates II
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

BCIP Trust Associates II-B
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

Sankaty High Yield Asset Partners, L.P.
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

PEP Investments Pty. Limited
c/o Bain Capital, Inc.
Two Copley Place
Boston, Massachusetts 02116

    * Individual allocations of the 75,000 Shares to be purchased by the Investors for $75,000,000 are to be specified by the Investors prior to Closing.



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